Exhibit 4.2

SPECIAL WARRANT INDENTURE

Providing for the Creation and Issue of

30,000,000 Special Warrants

BETWEEN

NIOCORP DEVELOPMENTS LTD.

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA

Dated as of November 10, 2014

5.2	General Covenants	27
5.3	Special Warrant Agent’s Remuneration and Expenses	29
5.4	Securities Qualification Requirements	29
5.5	Performance of Covenants by Special Warrant Agent	29
ARTICLE 6 ENFORCEMENT		30
6.1	Suits by Special Warrantholders	30
6.2	Immunity of Shareholders, etc.	30
6.3	Waiver of Default	30
ARTICLE 7 MEETINGS OF SPECIAL WARRANTHOLDERS		30
7.1	Right to Convene Meetings	30
7.2	Notice	31
7.3	Chairman	31
7.4	Quorum	31
7.5	Power to Adjourn	31
7.6	Show of Hands	31
7.7	Poll and Voting	31
7.8	Regulations	32
7.9	Corporation and Special Warrant Agent May be Represented	32
7.10	Powers Exercisable by Extraordinary Resolution	32
7.11	Meaning of Extraordinary Resolution	33
7.12	Powers Cumulative	34
7.13	Minutes	34
7.14	Instruments in Writing	34
7.15	Binding Effect of Resolutions	34
7.16	Holdings by Corporation or Subsidiaries Disregarded	34
ARTICLE 8 SUPPLEMENTAL INDENTURES		34
8.1	Provision for Supplemental Indentures for Certain Purposes	34
8.2	Successor Corporations	35
ARTICLE 9 CONCERNING THE SPECIAL WARRANT AGENT		35
9.1	Legislation	35
9.2	Rights and Duties of Special Warrant Agent	36
9.3	Conflict of Interest	36
The Special Warrant Agent represents to the Corporation that to the best of its knowledge, at the time of execution and delivery hereof no material conflict of interest exists between its role as a Special Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Special Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 9.9. Notwithstanding the foregoing provisions of this Section 9.3, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof		36
The Special Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby		36
9.4	Evidence, Experts and Advisors	36
9.5	Documents, Monies, etc. Held by Trustee	37
9.6	Actions by Special Warrant Agent to Protect Interest	38
9.7	Special Warrant Agent Not Required to Give Security	38
9.8	Protection of Special Warrant Agent	38
9.9	Replacement of Special Warrant Agent; Successor by Merger	39
9.10	Acceptance of Trust	40

9.11	Special Warrant Agent Not to be Appointed Receiver	40
9.12	Reliance by the Special Warrant Agent	40
9.13	Indemnity of Special Warrant Agent	40
9.14	Anti-Money Laundering	40

ARTICLE 10 GENERAL		41
10.1	Notice to the Corporation and the Special Warrant Agent and Agent	41
10.2	Notice to Special Warrantholders	42
10.3	Ownership of Special Warrants	43
10.4	Evidence of Ownership	43
10.5	Counterparts	43
10.6	Privacy Matters	43
10.7	Satisfaction and Discharge of Indenture	43
10.8	Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders	44
10.9	Special Warrants Owned by the Corporation or its Subsidiaries – Certificate to be Provided	44
10.10	Representation Regarding Third Party Interests	44
10.11	Power to Amend	44
10.12	Waiver	45
10.13	Force Majeure	45
10.14	Governing Law	45

Schedule A – Form of Special Warrant Certificate For Special Warrants
Schedule B – Expiry Date Notice

THIS SPECIAL WARRANT INDENTURE is made as of the 10th day of November, 2014

BETWEEN:

NIOCORP DEVELOPMENTS LTD., a corporation existing under the laws of the Province of British Columbia, having an office in the City of Vancouver, in the Province of British Columbia

(the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada

(the “Special Warrant Agent”)

WHEREAS:

A.         The Corporation is proposing to create and issue up to an aggregate of up to 30,000,000 Special Warrants under the Brokered Issuance and Non-Brokered Issuance at a price of $0.55 per Special Warrant upon the terms and conditions set forth in this Indenture;

B.         One Special Warrant will, subject to adjustment as provided for in this Indenture, entitle the holder to acquire one Unit at no additional cost upon the terms and conditions set forth in this Indenture;

C.         All necessary acts and deeds have been undertaken and performed to make the Special Warrants when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation, with the benefits set forth in, and subject to the terms of, this Indenture; and

D.         The foregoing recitals are made as representations and statements of fact of the Corporation and not by the Special Warrant Agent.

NOW THEREFORE, THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby appoints the Special Warrant Agent as trustee for the Special Warrantholders, to hold the rights, interests and benefits contained herein of and on behalf of those persons who from time to time become holders of Special Warrants issued pursuant to this Indenture, and the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Indenture, including the recitals and schedules hereto and in all indentures supplemental hereto, the following words and terms will have the indicated meanings:

(a)	“Adjustment Period” has the meaning ascribed thereto in subsection 4.1(b);

(b)	“Agent” means Mackie Research Capital Corporation;

(c)	“Agency Agreement” means the agency agreement to be entered at Closing between the Corporation and the Agent;

(d)	“Applicable Legislation” means such provisions of any statute of the United States, Canada or of a province thereof, and the regulations under any such named or other statute, including Securities Laws, relating to special warrant indentures or to the rights, duties and obligations of corporations and of trustees under special warrant indentures to the extent that such provisions are at the time in force and as are applicable to this Indenture;

(e)	“Applicable Procedures” means (i) with respect to any transfer or exchange of beneficial ownership interests in, or the exercise of, a Special Warrant, the applicable rules, procedures or practices of the Depository and the Special Warrant Agent in effect at the time of such transfer, exchange or exercise, and (ii) with respect to any issuance, deposit or withdrawal of the Special Warrants from or to an electronic position evidencing a beneficial ownership interest in the Special Warrants, the rules, procedures or practices followed by the Depository and the Special Warrant Agent at the time of such issuance, deposit or withdrawal;

(f)	“Authenticated” means (a) with respect to the issuance of a Special Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Special Warrant Agent, (b) with respect to the issuance of an Uncertificated Special Warrant, one in respect of which the Special Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Special Warrant as required by Section 2.7 are entered in the register of holders of Special Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(g)	“Beneficial Owner” means a person that has a beneficial interest in a Special Warrant;

(h)	“Book-Entry Only System” means the book-based securities transfer system administered by CDS in accordance with its operating rules and procedures in force from time to time;

(i)	“Brokered Issuance” means the issuance of Special Warrants pursuant to the Underwriting Agreement;

(j)	“Business Day” means a day other than a Saturday, Sunday or other statutory holiday in Vancouver, British Columbia or Toronto, Ontario;

(k)	“Closing Date” means November 10, 2014 with respect to the Non-Brokered Issuance or such other dated as determined by the Corporation, and November 10, 2014 with respect to the Brokered Issuance, or such other date as the Agent and the Corporation may agree for the final closing of the offering of Special Warrants;

(l)	“Common Shares” means fully paid and non-assessable common shares in the capital of the Corporation as presently constituted;

(m)	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors, which may include counsel for the Corporation, retained by the Special Warrant Agent or retained by the Corporation and acceptable to the Special Warrant Agent, acting reasonably;

(n)	“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during any 10 consecutive Trading Days selected by the Corporation, commencing not more than 20 Trading Days and ending not less than five days before such date, on the TSX Venture Exchange, or, if the Common Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(o)	“Depository” or “CDS” means CDS Clearing and Depository Services Inc., or its successor, or any other depository offering a book-based securities registration and transfer system similar to that administered by CDS which the Corporation, with the consent of the Special Warrant Agent, acting reasonably, may designate;

(p)	“director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(q)	“Dividends paid in the Ordinary Course” means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Corporation to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

(i)	100% of the aggregate amount or value of the dividends declared payable by the Corporation on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

(ii)	50% of the consolidated net earnings of the Corporation, before extraordinary items and after dividends paid on any and all preferred shares of the Corporation (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited consolidated financial statements of the Corporation for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation);

and for such purposes the amount of any dividends paid in other than cash or shares of the Corporation shall be the fair market value of such dividends as determined by the directors;

(r)	“Effective Date” means November 10, 2014 with respect to the Non-Brokered Issuance and November 10, 2014 with respect to the Brokered Issuance;

(s)	“Exercise Date” means, with respect to any Special Warrant, either: (i) the date on which the Special Warrant Certificate representing such Special Warrant is surrendered for exercise pursuant to Section 3.1; or (ii) the date the Special Warrants are deemed to be exercised pursuant to Section 3.7;

(t)	“Expiry Date” means the earlier of:

(i)	the third Business Day after the Qualification Date; and

(ii)	four (4) months and a day following the applicable Closing Date;

(u)	“Expiry Date Notice” means a written notice in the form set out in Schedule “B” attached hereto executed by the Corporation confirming the date of the deemed exercise of the Special Warrants;

(v)	“Expiry Time” means 4:59 p.m. (Vancouver time) on the applicable Expiry Date;

(w)	“extraordinary resolution” has the meaning set forth in Section 7.11;

(x)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Special Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Special Warrant Agent;

(y)	“MI 11-102” means Multilateral Instrument 11-102 - Passport System;

(z)	“NP 11-202” means National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

(aa)	“Non-Brokered Issuance” means the issuance of Special Warrants on a non-brokered private placement basis;

(bb)	“Participant” means a person recognized by the Depository as a participant in the Book- Entry Only System;

(cc)	“Penalty Provision” has the meaning set forth in Section 4.1(a);

(dd)	“person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(ee)	“Principal Regulator” means the British Columbia Securities Commission or such other securities regulatory authority as may be determined pursuant to MI 11-102;

(ff)	“Prospectus” means the final short form prospectus of the Corporation, and any amendment thereto, to be filed with the Securities Regulators in each of the Selling Jurisdictions located in Canada in respect of the qualification of the distribution of the Unit Shares, Warrants and Warrant Shares to be issued upon the exercise of the Special Warrants;

(gg)	“Qualification Date” means the date on which a Receipt is issued by the Principal Regulator in respect of the Prospectus;

(hh)	“Qualifying Deadline” means 4:59 p.m. (Vancouver time) on the date that is 75 days after the Closing Date;

(ii)	“Receipt” means the final decision document in respect of the Prospectus issued (or deemed to be issued) by the Principal Regulator, which is deemed to be a receipt of the securities commission or comparable regulatory authorities in each of the jurisdictions in which a final short form prospectus of the Corporation will be filed to qualify the distribution of the Special Warrants in accordance with MI 11-102 and NP 11-202;

(jj)	“Regulation D” means Regulation D promulgated by the SEC under the U.S. Securities Act;

(kk)	“Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;

(ll)	“SEC” means the United States Securities and Exchange Commission;

(mm)	“Securities Laws” means the securities laws, regulations, rules, rulings and orders and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the Securities Regulators and the policies and rules of any applicable stock exchange or quotation or stock reporting system, including the TSXV;

(nn)	“Securities Regulators” means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdictions as the context requires;

(oo)	“Selling Jurisdictions” means each of the provinces of Canada (excluding Quebec), the United States, the states of the United States in which holders were resident at the time of issuance, if applicable, and any other jurisdictions which are agreed to by the Corporation and the Agent;

(pp)	“Shareholder” means a holder of record of one or more Common Shares;

(qq)	“Special Warrant Agency” means the principal office of the Special Warrant Agent in the City of Vancouver, British Columbia, and Toronto, Ontario, or such other places as may be so designated in accordance with subsection 2.13

(rr)	“Special Warrant Agent” means Computershare Trust Company of Canada or its successors from time to time in the trust hereby created;

(ss)	“Special Warrant Certificate” means a certificate in substantially the form set forth in Schedule “A”, issued on or after the Effective Date to evidence the Special Warrants;

(tt)	“Special Warrants” means the special warrants created, issued and to be issued, countersigned, and certified hereunder as a Special Warrant Certificate and /or Uncertificated Special Warrant held through the Book-Entry Only System on a no certificate issued basis, and for the time being outstanding entitling the holders thereof to acquire up to 30,000,000 Units (subject to adjustment as herein provided) prior to the Expiry Time and, where the context so requires, also means the Special Warrants issued and Authenticated hereunder, whether by way of Special Warrant Certificate or Uncertificated Special Warrant;

(uu)	“Special Warrantholders” or “holders” means the persons who, on or after the Effective Date, are registered owners of the Special Warrants;

(vv)	“Special Warrantholders’ Request” means an instrument signed in one or more counterparts by Special Warrantholders holding in the aggregate not less than 25% of the Special Warrants outstanding at the relevant time, requesting that the Special Warrant Agent take some action or proceeding specified in such instrument;

(ww)	“Subsidiary of the Corporation” or “Subsidiary” means any corporation of which more than fifty (50%) percent of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation;

(xx)	“Successor Corporation” has the meaning set forth in Section 8.2;

(yy)	“this Special Warrant Indenture”, “this Indenture”, “herein”, “hereby” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number mean and refer to the specified article, section, subsection or paragraph of this Indenture;

(zz)	“Trading Day” means any day on which the facilities of the TSXV, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed, are open for trading;

(aaa)	“TSXV” means the TSX Venture Exchange;

(bbb)	“U.S. Person” means a “U.S. person” as set forth in Rule 902 of Regulation S;

(ccc)	“U.S. Purchaser” means (a) any U.S. Person that purchased Special Warrants, (b) any person that purchased Special Warrants for the account or benefit of any U.S. Person or any person in the United States, (c) any purchaser of Special Warrants that received an offer of the Special Warrants while in the United States, or (d) any person that was in the United States at the time the purchaser’s buy order was made or the subscription agreement for Special Warrants was executed or delivered;

(ddd)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(eee)	“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(fff)	“Uncertificated Special Warrant” means any Special Warrant which is not a Special Warrant Certificate;

(ggg)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(hhh)	“Units” mean units of the Corporation comprised of one Unit Share and one Warrant, issuable on exercise of the Special Warrants without payment of additional consideration or further action by the Special Warrantholder;

(iii)	“Unit Share” means a Common Share comprising part of a Unit, and for certainly includes any Common Shares that may be issued pursuant to the Penalty Provision;

(jjj)	“Voting Shares” means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event will not be considered Voting Shares, whether or not such event will have occurred, nor will any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

(kkk)	“Warrants” means the Common Share purchase warrants comprising part of the Units, each being exercisable for a period of 24 months following Closing at an exercise price of $0.65, and for certainty includes any Warrants that may be issued pursuant to the Penalty Provision;

(lll)	“Warrant Indenture” means the warrant indenture dated the date hereof entered into between the Corporation and Computershare Trust Company of Canada, as warrant agent, governing the terms and conditions of the Warrants, as may be amended from time to time;

(mmm)	“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants in accordance with the Warrant Indenture; and

(nnn)	“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent or certificate signed in the name of the Corporation by its Chief Executive Officer or Chief Financial Officer, and may consist of one or more instruments so executed.

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture or any provision hereof.

1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken under this Indenture is not a Business Day, then such action will be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time will be of the essence in all respects in this Indenture.

1.6	Currency

Except as otherwise provided, all dollar amounts herein and in the Special Warrant Certificates are expressed in Canadian dollars.

1.7	Date of Issue

A Receipt for the Prospectus will conclusively be deemed to be issued on the date appearing on such Receipt as such Receipt’s date.

1.8	No Strict Construction

The language used in this Indenture is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

1.9	Severability

If, in any jurisdiction, any provision of this Indenture or its application to either party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

1.10	English Language Only

The parties to this Indenture hereby agree and request that this Indenture, and any documents related hereto, including, without limitation, the Special Warrant Certificates, be drafted only in the English language.

1.11	Conflicts

In the event of any conflict or inconsistency between the provisions of this Indenture and the Special Warrant Certificates, the provisions of this Indenture will govern.

ARTICLE 2

THE SPECIAL WARRANTS

2.1	Creation, Form and Issue of Special Warrants

Subject to adjustments contained herein 30,000,000 Special Warrants, entitling the holders thereof to acquire the Units on the terms and subject to the conditions herein provided, are hereby created and authorized for issuance at a price of $0.55 per Special Warrant. Upon the issue of the Special Warrants and upon receipt of the issue price therefor, one or more Special Warrant Certificates may be executed by the Corporation and delivered to the Special Warrant Agent or certified by the Special Warrant Agent upon the written direction of the Corporation and delivered by the Special Warrant Agent to the Corporation or to the order of the Corporation pursuant to a written direction of the Corporation, without any further act of or formality on the part of the Corporation and without the Special Warrant Agent receiving any consideration therefor, or the Special Warrants may be deposited by the Special Warrant Agent directly with the Depository through the Book-Entry Only System. The Depository will issue a customer confirmation, which is to include all applicable legends, as directed by the Corporation, with respect to any Special Warrants deposited by the Special Warrant Agent directly with the Depository through the Book-Entry Only System.

2.2	Form of Special Warrants

(a)	The Special Warrants may be issued in both certificated and uncertificated form. Special Warrants issued to a U.S. Purchaser in accordance with Regulation D under the U.S. Securities Act will be represented by definitive Special Warrant Certificates only. The Special Warrant Certificates (including all replacements issued in accordance with this Indenture) will be substantially in the form set out in Schedule “A” for the Special Warrants, will be dated the date of issuance of the Special Warrant Certificates and will bear such legends and distinguishing letters and numbers as the Corporation may, with the approval of the Special Warrant Agent, prescribe.

(b)	Subject to subsection 2.15(k) and Section 3.7, except in certain limited circumstances, including where a Special Warrant Certificate requires the addition of a legend under applicable securities laws of the United States (including without limitation, Special Warrant Certificates representing Special Warrants issued in the United States pursuant to Rule 506 of Regulation D under the U.S. Securities Act), (i) Special Warrants will be issued and registered to the Depository, and will be deposited directly with the Depository pursuant to a direct Book-Entry Only System, (ii) no Special Warrant Certificates evidencing the Special Warrants will be issued to Special Warrantholders; and (iii) Special Warrantholders will receive only a customer confirmation, which is to include all applicable legends, from the applicable registered dealer who is a Participant and from or through whom a beneficial interest in the Special Warrant is held. Beneficial Holders of Special Warrants issued in uncertificated form evidenced by a security entitlement in respect of Special Warrants in the Book- Entry Only System who desires to exercise his or her Special Warrants must do so by causing a Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Special Warrants in a manner acceptable to the Depository.

(c)	The Special Warrant Certificates may be engraved, lithographed or printed (the expression “printed”, including for purposes hereof, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Special Warrant Agent may determine.

2.3	Terms of Special Warrants

(a)	Each Special Warrant created and delivered hereunder will entitle the holder thereof, upon exercise or deemed exercise, to acquire one Unit, subject to adjustment in the events and in the manner specified in Article 4, at any time after the Effective Date until the Expiry Time at no additional cost to the holder thereof.

(b)	No fractional Special Warrants shall be issued or otherwise provided for hereunder and Special Warrants may only be exercised in a sufficient number to acquire whole numbers of Unit Shares and Warrants.

(c)	Each Special Warrant will entitle the holder thereof to such other rights and privileges as set forth in this Indenture.

2.4	Warrantholder not a Shareholder

Nothing in this Indenture or in the holding of a Special Warrant, or Special Warrant Certificate or otherwise, will, in itself, confer or be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.5	Special Warrants to Rank Pari Passu

All Special Warrants will rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.6	Signing of Special Warrant Certificates

The Special Warrant Certificates will be signed by any two (2) directors or officers of the Corporation and need not be under seal. The signatures of such directors or officers may be mechanically reproduced by way of photocopy or facsimile and Special Warrant Certificates bearing such photocopy or facsimile signatures will be binding upon the Corporation as if they had been manually signed by such directors or officers. Notwithstanding that any person whose manual or facsimile signature appears on any Special Warrant Certificate as a director or officer may no longer hold office at the date of such Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid will, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof will be entitled to the benefits of this Indenture.

2.7	Certification by the Special Warrant Agent

(a)	Until receipt of a written order by the Corporation, no Special Warrant Certificate will be issued or, if issued, will be valid for any purpose or entitle the holder thereof to the benefit of this Indenture until it has been certified by manual signature by or on behalf of the Special Warrant Agent substantially in the form set out in Schedule “A” , and such certification by the Special Warrant Agent upon any such Special Warrant Certificate will be conclusive evidence as against the Corporation that the said Special Warrant Certificate so certified has been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(b)	No Uncertificated Special Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Special Warrant. Such entry on the register of the particulars of an Uncertificated Special Warrant shall be conclusive evidence that such Uncertificated Special Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture. The Special Warrant Agent shall Authenticate Uncertificated Special Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Special Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Special Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Special Warrants with respect to which this Indenture requires the Special Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Special Warrants are binding on the Corporation.

(c)	The certification of the Special Warrant Agent on Special Warrant Certificates issued hereunder or the Authentication by the Special Warrant Agent of any Uncertificated Special Warrants will not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture or the Special Warrant Certificates (except the due certification thereof), or as to the performance by the Corporation of its obligations hereunder, and the Special Warrant Agent will in no respect be liable or answerable for the use made of the Special Warrant Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.8	Issue in Substitution for Special Warrant Certificates Lost, etc.

(a)	If any Special Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to Applicable Legislation and to Section 2.8(b), will issue, and thereupon the Special Warrant Agent will certify and deliver, a new Special Warrant Certificate of like denomination and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Special Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate, and the substituted Special Warrant Certificate will be in a form approved by the Special Warrant Agent and the Corporation and the Special Warrants evidenced thereby will be entitled to the benefits hereof and will rank equally, in accordance with their terms, with all other Special Warrants created or to be created hereunder.

(b)	The applicant for the issue of a new Special Warrant Certificate pursuant to this Section 2.8 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof, furnish to the Corporation and to the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Corporation and to the Special Warrant Agent in their sole discretion, and such applicant will also be required to furnish an indemnity and/or surety bond in such amount and form as the Corporation and the Special Warrant Agent may, in their discretion, consider necessary or desirable and will pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.

2.9	Exchange of Special Warrant Certificates

(a)	Special Warrant Certificates representing any number of Special Warrants may, upon compliance with the reasonable requirements of the Special Warrant Agent, be exchanged for one or more other Special Warrant Certificate or Special Warrant Certificates representing the same aggregate number of Special Warrants, as represented by the Special Warrant Certificate or Special Warrant Certificates tendered for exchange.

(b)	Special Warrant Certificates may be exchanged only at the Special Warrant Agency or at any other place that is designated by the Corporation, with the approval of the Special Warrant Agent. Any Special Warrant Certificate tendered for exchange will be surrendered to and cancelled by the Special Warrant Agent.

2.10	Charges for Exchange or Transfer

Except as otherwise provided in this Indenture, the Special Warrant Agent may charge to a holder requesting an exchange or transfer of a Special Warrant Certificate or Special Warrant Certificates a reasonable sum for each new certificate issued in exchange for an existing Special Warrant Certificate, and payment of such charges and reimbursement of the Special Warrant Agent or the Corporation for any and all stamp taxes or governmental or other charges required to be paid will be made by such holder as a condition precedent to such exchange or transfer.

2.11	Transfer and Ownership of Special Warrants

(a)	Subject to Section 2.15, the Special Warrants may only be transferred on the register maintained at the Special Warrant Agency by the holder or its legal representative or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Special Warrant Agent and the Corporation only upon surrendering to the Special Warrant Agent the Special Warrant Certificate or Special Warrant Certificates representing the Special Warrants to be transferred, together with a payment representing any transfer fees charged by the Special Warrant Agent and upon compliance with:

(i)	the conditions set forth in this Indenture;

(ii)	such reasonable requirements as the Special Warrant Agent may prescribe;

(iii)	if applicable, the rules and procedures of the Depositary; and

(iv)	all Applicable Legislation and applicable requirements of regulatory authorities, including the Securities Regulators,

and such transfer will be duly noted in such register by the Special Warrant Agent. Upon compliance with such requirements, unless such Special Warrants have been deposited into the Book-Entry Only System, the Special Warrant Agent will issue to the transferee one or more Special Warrant Certificates representing the Special Warrants transferred. No duty shall rest with the Special Warrant Agent to determine compliance of the transferee or transferor of any Special Warrants with applicable securities legislation. The Special Warrant Agent may assume for the purposes of this Indenture that the address on the register of holders of any holder is the actual address of such holder and is also determinative of the residence of such holder and that the address of any transferee to whom any Special Warrants or other securities issuable upon the exercise of any Special Warrants are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

(b)	Subject to Section 2.15, the Corporation and the Special Warrant Agent will deem and treat the registered owner of any Special Warrant Certificate as the beneficial owner thereof for all purposes and neither the Corporation nor the Special Warrant Agent will be affected by any notice to the contrary except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

(c)	Subject to the provisions of this Indenture and Applicable Legislation, the Special Warrantholders will be entitled to the rights and privileges attaching to the Special Warrants, as applicable. The issuance of Unit Shares and Warrants by the Corporation upon the exercise or deemed exercise of the Special Warrants by any Special Warrantholder, in accordance with the terms and conditions herein contained, will discharge all responsibilities of the Corporation and the Special Warrant Agent with respect to such Special Warrants and neither the Corporation nor the Special Warrant Agent will be bound to enquire into the title of any such holder.

(d)	Special Warrants represented by a Special Warrant Certificate bearing the legend set forth in Section 2.14 and/or 2.15 hereof, or any of the underlying Unit Shares and Warrants, may only be offered, sold, pledged or otherwise transferred (i) to the Corporation, (ii) outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (iii) pursuant to a registration statement that has been declared effective under the 1933 Act and is available for resale of the Special Warrants or the underlying Unit Shares and Warrants, as applicable, or (iv) in compliance with any other exemption from registration under the 1933 Act, including Rule 144 thereunder, if available, and in compliance with any applicable state securities laws. The Special Warrant Agent understands and agrees that in the event of a transfer pursuant to the foregoing clause (ii) or clause (iv), the Corporation and the Special Warrant Agent may require a legal opinion of counsel of recognized standing reasonably satisfactory to the Corporation and the Special Warrant Agent that such transfer is exempt from registration under the 1933 Act and applicable state securities laws. Notwithstanding the foregoing, the Special Warrant Agent may impose additional requirements for the removal of legends from the Special Warrants.

2.12	Assumption by Transferee and Release of Transferor

Upon becoming a Special Warrantholder in accordance with the provisions of this Indenture, the transferee thereof will be deemed to have acknowledged and agreed to be bound by this Indenture. Upon the registration of such transferee as the holder of a Special Warrant, the transferor will cease to have any further rights and obligations under this Indenture with respect to such Special Warrant (or the Unit Shares or Warrants issuable in respect thereof).

2.13	Registration of Special Warrants

Subject to Section 2.15, the Special Warrant Agent will keep at the Special Warrant Agency: (i) a register of Special Warrantholders in which will be entered in alphabetical order the names and addresses of the holders of the Special Warrants and particulars of such warrants held by them; and (ii) a register of transfers in which all transfers of the Special Warrants and the date and other particulars of each transfer will be entered. Branch registers will also be kept at such other place or places, if any, as the Corporation, with the approval of the Special Warrant Agent, may designate. Such registers will at all reasonable times be open for inspection by the Corporation and/or any Special Warrantholder. The Special Warrant Agent will from time to time, when requested to do so by the Corporation, upon payment of the Special Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Special Warrantholders showing the number of the Special Warrants held by each such Special Warrantholder.

The register shall be available for inspection by the Corporation and or any Special Warrantholder during the Special Warrant Agent’s regular business hours on a Business Day and upon payment to the Special Warrant Agent of its reasonable fees. Any Special Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Special Warrant Agent stating the name and address of the Special Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Special Warrantholders or to influence the voting of Special Warrantholders at any meeting of Special Warrantholders.

Once an Uncertificated Special Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Special Warrant Agent from the holder as provided herein, except that the Special Warrant Agent may act unilaterally to make purely administrative changes internal to the Special Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Special Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Special Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Special Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Special Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Special Warrant Agent), sustained by the Corporation or the Special Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Special Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Special Warrant Agent.

2.14	U.S. Securities Act and U.S. Securities Exchange Act

(a)	The Special Warrants and the Unit Shares, Warrants and Warrant Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws.

(b)	Each Special Warrant Certificate issued pursuant to subsection 2.15(k) and representing Special Warrants originally issued to a U.S. Purchaser pursuant to Regulation D under the U.S. Securities Act, and each certificate issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, PLEDGE OR TRANSFER AND AS MAY BE REQUIRED IN THE DISCRETION OF THE ISSUER AND THE ISSUER’S TRANSFER AGENT, FURNISHED TO THE ISSUER AND ISSUER’S TRANSFER AGENT AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER AND ISSUER’S TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if Special Warrants are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Corporation is a “foreign issuer” as defined in Rule 902(e) of Regulation S at the time of sale, and in compliance with Canadian local laws and regulations, the legend may be removed by providing the Corporation’s transfer agent with a duly executed declaration in substantially the form set forth as Appendix 3 to the Special Warrant Certificate attached hereto (or in such other form as the Corporation may prescribe from time to time) and, if required by the Corporation or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the transfer agent to the effect that such U.S. legend is no longer required pursuant to the requirement of the U.S. Securities Act or state securities laws; and

provided, further, that if any of the Special Warrants are being sold pursuant to Rule 144 under the U.S. Securities Act or other exemption, if available, the above legend may be removed by delivery to the Corporation’s transfer agent of an opinion of counsel, of recognized standing in form and substance satisfactory to the Corporation and the transfer agent, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Notwithstanding the foregoing, the Special Warrant Agent may impose additional requirements for the removal of legends from the Special Warrants.

(c)	The Corporation confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act. The Corporation covenants that in the event that (i) any class of its securities will become registered pursuant to Section 12 of the U.S. Securities Exchange Act or the Corporation will incur a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, or (ii) any such registration or reporting obligation will be terminated by the Corporation in accordance with the U.S. Securities Exchange Act, the Corporation will promptly deliver to the Special Warrant Agent an officer’s certificate (in a form provided by the Special Warrant Agent) notifying the Special Warrant Agent of such registration or termination and such other information as the Special Warrant Agent may reasonably require at the time. The Corporation acknowledges that the Special Warrant Agent is relying upon the foregoing representations and covenants in order to meet certain SEC obligations with respect to those clients who are subject to reporting obligations under the U.S. Securities Exchange Act.

2.15	Book-Entry Only System and Issue of Certificates

(a)	Subject to subsection 2.15(k), unless the Book-Entry Only System is terminated under the Brokered Issuance, the Special Warrants will only be issued in uncertificated form and deposited in the Book-Entry Only System, and under the Non-Brokered Issuance, the Special Warrants will be issued in certificated form and for those Special Warrants the Corporation will execute and the Special Warrant agent will countersign and deliver Special Warrant Certificates that will:

(i)	represent the aggregate number of Special Warrants to be represented by such certificate(s); and

(ii)	bear a legend substantially to the following effect:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is four months plus one day following the date of issuance of the Special Warrants].”

and, if required in accordance with the rules of the TSXV:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date that is 4 months plus one day following the date of the issuance of the Special Warrants].”

(b)	Subject to Section 3.7, unless the Book-Entry Only System is terminated or required to do so by applicable law, owners of the beneficial interests in Special Warrants deposited in the Book-Entry Only System will not receive or be entitled to receive Special Warrant Certificates in definitive form and will not be considered registered owners or holders thereof under this Indenture or any supplemental indenture except in circumstances where the Depository resigns or is removed from its responsibility and the Special Warrant Agent is unable or does not wish to locate a qualified successor. Except as otherwise provided for herein, beneficial interests in the Special Warrants will be represented only through the Book-Entry Only System. Transfers of beneficial ownership in any Special Warrant in the Book-Entry Only System between Participants will be effected only in accordance with the rules and procedures of the Depository.

(c)	All references herein to actions by, notices given or payments made to Special Warrantholders will, where Special Warrants are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Special Warrantholders evidencing a specified percentage of the aggregate Special Warrants outstanding, such direction or consent may be given by holders of Special Warrants acting through the Depository and the Participants owning Special Warrants evidencing the requisite percentage of the Special Warrants.

(d)	The rights of Beneficial Owners will be limited to those established by Applicable Legislation and agreements between the Depository and the Participants and between such Participants and Beneficial Owners and must be exercised through a Participant in accordance with the rules and procedures of the Depository. Each of the Special Warrant Agent and the Corporation may deal with the Depositary for all purposes (including the making of payments) as the authorized representative of the respective Special Warrantholders and such dealing with the Depositary shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

(e)	For so long as Special Warrants are held through the Depository, if any notice or other communication is required to be given to Warrantholders, the Special Warrant Agent will give such notices and communications to the Depository.

(f)	Unless the Book-Entry Only System is terminated or required to do so by applicable law, and subject to subsections 2.15(i) and 2.15(j) and Section 3.7, neither the Corporation nor the Special Warrant Agent will be under any obligation to deliver to any Participant or Beneficial Owner, nor will any Participant or Beneficial Owner have any right to require the delivery of, Special Warrant Certificates in definitive form or other instrument evidencing any interest in the Special Warrants and will not be considered registered owners or holders thereof under this Indenture.

(g)	If any Special Warrant is deposited in the Book-Entry Only System and any of the following events occurs:

(i)	the Depository or the Corporation has notified the Special Warrant Agent that (A) the Depository is unwilling or unable to continue or is removed from its responsibility as depository, or (B) the Depository ceases to be a clearing agency in good standing under applicable laws and, in either case, the Corporation is unable to locate a qualified successor depository within 90 days receipt of such notice;

(ii)	the Corporation has determined, in its sole discretion, with the consent of the Special Warrant Agent, to terminate the Book-Entry Only System and has communicated such determination to the Special Warrant Agent in writing;

(iii)	the Corporation or the Depository is required by Applicable Legislation to take the action contemplated in this subsection 2.15(g);

(iv)	the Special Warrant is to be Authenticated to or for the account or benefit of a person in the United States; or

(v)	the Book-Entry Only System administered by the Depository ceases to exist,

then one or more definitive fully registered Special Warrant Certificates will be executed by the Corporation and countersigned and delivered by the Special Warrant Agent to the Depository.

(h)	Fully registered Special Warrant Certificates issued and exchanged pursuant to subsection 2.15(g) will be registered in such names and in such denominations as the Depository will instruct the Special Warrant Agent, provided that the aggregate number of Special Warrants represented by such Special Warrant Certificates will be equal to the aggregate number of Special Warrants represented by the Special Warrants deposited in the Book-Entry Only System so exchanged.

(i)	Notwithstanding anything herein or in the terms of the Special Warrant Certificates to the contrary, neither the Corporation nor the Special Warrant Agent nor any agent thereof will have any responsibility or liability for (i) the records maintained by the Depository relating to any ownership interests or any other interests in the Special Warrants or the depository system maintained by the Depository, or payments made by the Depository or its nominee on account of any ownership interest or any other interest of any person in any Special Warrant, (ii) for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest, or (iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules, procedures and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant. Nothing herein will prevent the owners of beneficial interests in Special Warrants from voting such Special Warrants using duly executed proxies or voting instruction forms, as applicable.

(j)	The provisions of Section 2.11 with respect to the transfer of Special Warrants and the provisions of Section 2.13 with respect to the registration of Special Warrants are subject to the provisions of this Section 2.15.

(k)	Notwithstanding anything to the contrary contained herein, any Special Warrants issued to a U.S. Purchaser in accordance with Regulation D under the U.S. Securities Act will be represented by definitive Special Warrant Certificates and fully registered in such names and denominations as the Corporation will instruct the Special Warrant Agent.

(l)	Each Special Warrant Certificate issued pursuant to subsection 2.15(k) and each certificate issued in exchange therefor or in substitution thereof, will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is four months plus one day following the date of issuance of the Special Warrants].”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, PLEDGE OR TRANSFER AND AS MAY BE REQUIRED IN THE DISCRETION OF THE ISSUER, FURNISHED TO THE ISSUER AND THE ISSUER’S TRANSFER AGENT AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER AND THE ISSUER’S TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

and, if required in accordance with the rules of the TSXV:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date that is 4 months plus one day following the date of the issuance of the Special Warrants].

2.16	Location and Residence of Warrantholders

A Special Warrantholder will be deemed to be, and the Corporation and the Special Warrant Agent may treat, for such purposes, the subscriber for the Special Warrants in question as the Special Warrantholder, and the Special Warrantholder will be deemed to be located and resident in the jurisdiction provided as the address of such subscriber as set forth in the subscription agreement for such Special Warrants or the address of the purchaser of the Special Warrants as set forth in the forms filed on issuance of the Special Warrants or such other filing required under applicable Securities Laws in respect of a transfer of the Special Warrants. If the Corporation and the Special Warrant Agent will not have been provided with a copy of such form or other filing required under applicable Securities Laws in respect of a transfer of beneficial ownership, then the original subscriber will be treated for all purposes hereunder to be the Beneficial Owner of the Special Warrants, as applicable.

2.17	Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered to the Special Warrant Agent in accordance with the provisions of this Indenture will be cancelled by the Special Warrant Agent and, if requested in writing by the Corporation, the Special Warrant Agent will furnish the Corporation with a cancellation certificate identifying each Special Warrant Certificate so cancelled, the number of Special Warrants represented thereby and the number of Units, if any, issued pursuant to the exercise of such Special Warrants.

ARTICLE 3

EXERCISE OF SPECIAL WARRANTS

3.1	Method of Exercise of Special Warrants

(a)	The holder of any Special Warrant Certificates may exercise the right conferred on such holder to acquire Units (as evidenced by such Special Warrant Certificate) by surrendering to the Special Warrant Agent at the Special Warrant Agency, after the Effective Date and prior to the Expiry Time, the Special Warrant Certificate with a duly completed and executed exercise form. A Special Warrant Certificate with the duly completed and executed exercise form referred to in this subsection 3.1(a) will be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Special Warrant Agent at the Special Warrant Agency.

(b)	Any exercise form referred to in subsection 3.1(a) will be signed by the Special Warrantholder and will specify:

(i)	the number of Units which the holder wishes to acquire (being not more than the number of Units which the holder is entitled to acquire pursuant to the Special Warrant Certificate(s) surrendered);

(ii)	the person or persons in whose name or names the Unit Shares and the Warrants to be acquired upon exercise of the Special Warrants are to be issued;

(iii)	the address or addresses of such person or persons; and

(iv)	the number of Unit Shares and Warrants to be issued to each such person if more than one person is so specified.

If any of the Units subscribed for are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder will pay to the Corporation or the Special Warrant Agent on behalf of the Corporation, all applicable transfer or stamp taxes or government or other charges and the Corporation will not be required to issue or deliver certificates evidencing Units unless or until such Special Warrantholder has paid to the Corporation, or the Special Warrant Agent on behalf of the Corporation, the amount of such tax or charge or will have established to the satisfaction of the Corporation that such tax or charge has been paid or that no tax is due.

(c)	A Beneficial Owner of Special Warrants issued in uncertificated form evidenced by a security entitlement in respect of Special Warrants in the Book-Entry Only System who desires to exercise his or her Special Warrants must do so by causing a Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Special Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Special Warrant Agent confirmation of its intention to exercise Special Warrants (a “Confirmation”) in a manner acceptable to the Special Warrant Agent, including by electronic means through a Book-Entry Only System, including CDSX.

(d)	By causing a Participant to deliver notice to the Depository, a Special Warrantholder shall be deemed to have irrevocably surrendered his or her Special Warrants so exercised and appointed such Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Units in connection with the obligations arising from such exercise.

(e)	Any exercise notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Participant to exercise or to give effect to the settlement thereof in accordance with the Special Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Corporation or Special Warrant Agent to the Participant or the Beneficial Owner.

(f)	In connection with the exchange of Special Warrant Certificates and the exercise of Special Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal offices of the Special Warrant Agent in Vancouver, British Columbia as the agency at which Special Warrant Certificates may be surrendered for exchange or transfer or at which Special Warrants may be exercised and the Special Warrant Agent has accepted such appointment. The Corporation may, with the approval of the Special Warrant Agent, from time to time designate alternate or additional places as the Special Warrant Agency and will give notice to the Special Warrant Agent of any change of the Special Warrant Agency.

(g)	Any Special Warrant with respect to which a Confirmation is not received by the Special Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Special Warrants shall terminate and be cancelled.

3.2	Effect of Exercise of Special Warrants

(a)	Upon compliance by the holder of any Special Warrant Certificate with the provisions of Section 3.1 or upon deemed exercise pursuant to Section 3.7, and subject to Section 3.3, the Unit Shares and Warrants to be issued upon the exercise of the Special Warrants will be deemed to have been issued and the person or persons to whom such Unit Shares and Warrants are to be issued will be deemed to have become the holder or holders of record of such Unit Shares and Warrants on the Exercise Date, unless the transfer registers of the Corporation will be closed on such date, in which case the Unit Shares and Warrants to be issued upon the exercise of the Special Warrants will be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Unit Shares and Warrants on the date on which such transfer registers are reopened.

(b)	Subject to Section 3.7 and subject to adjustment in accordance with Article 4, within three (3) Business Days after the Exercise Date of a Special Warrant as set forth above, the Corporation will cause to be mailed to the person or persons in whose name or names the Unit Shares and Warrants have been issued upon the exercise of Special Warrants as specified in the exercise form, at the address specified in such exercise form or, if so specified in such exercise form, cause to be delivered to such person or persons at the Special Warrant Agency where the Special Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Unit Shares and Warrants.

3.3	Partial Exercise of Special Warrants; Fractions

(a)	The holder of any Special Warrants may exercise its right to acquire Units in part and may thereby acquire a number of Units less than the aggregate number which the holder is entitled to acquire pursuant to the Special Warrant Certificate(s) surrendered in connection therewith, provided that, in no event will fractional Unit Shares or Warrants be issued with regard to the applicable Special Warrants exercised. In the event of any acquisition of a number of Units less than the number which the holder is entitled to acquire, the holder of the Special Warrants will, upon exercise thereof, be entitled to receive, without charge therefor, a new Special Warrant Certificate or Special Warrant Certificates representing the balance of the Units which such holder was entitled to acquire pursuant to the surrendered Special Warrant Certificate(s) and which were not then acquired.

(b)	Notwithstanding anything contained in this Indenture, including any adjustment provided for in Article 4, the Corporation will not be required, upon the exercise of any Special Warrants to issue fractions of Unit Shares or Warrants or to issue certificates which evidence a fractional Unit Share or Warrant. Any fractional Unit Shares or Warrants will be rounded down to the nearest whole Unit Share or Warrant, as applicable.

3.4	Cancellation of Surrendered Special Warrants

All Special Warrant Certificates surrendered will be returned to the Special Warrant Agent for cancellation and, after the expiry of any period of retention prescribed by Applicable Legislation, and in accordance with the Special Warrant Agent’s ordinary business practice, destroyed by the Special Warrant Agent. Upon the request of the Corporation, the Special Warrant Agent will furnish to the Corporation a destruction certificate identifying the Special Warrant Certificates so destroyed and the number of Special Warrants, evidenced thereby, the number of Units issued pursuant to such Special Warrants and the details of any Special Warrant Certificates issued in substitution or exchange for such Special Warrant Certificates destroyed.

3.5	Accounting and Recording

(a)	The Special Warrant Agent will promptly account to the Corporation with respect to Special Warrants exercised. Any securities or other instruments from time to time received by the Special Warrant Agent, will be received in trust for, and will be segregated and kept apart by the Special Warrant Agent in trust for, the Corporation.

(b)	The Special Warrant Agent will record the particulars of Special Warrants, exercised, which will include the date of exercise and the names and addresses of the persons who become holders of Units on the exercise and Exercise Date in respect thereof. The Special Warrant Agent will provide within five Business Days, upon written request of the Corporation, particulars in writing to the Corporation regarding the exercise of such Special Warrants.

3.6	Expiration of Special Warrants

Subject to Section 3.7, immediately after the Expiry Time, all rights under any Special Warrants not exercised or deemed to be exercised in accordance with the terms and conditions of this Indenture will cease and terminate and such Special Warrants will be void and of no further force or effect.

3.7	Deemed or Automatic Exercise and Surrender

(a)	The rights of holders of Special Warrants to acquire Units will be deemed to be exercised without any further action on the part of such holders or the Corporation at the Expiry Time on the Expiry Date and Unit Shares and Warrants will be deemed to be issued to the Special Warrantholders at such time.

(b)	Unless, prior to the date of mailing of the Unit Shares and Warrants to a Special Warrantholder, the Corporation or the Special Warrant Agent has received from such Special Warrantholder, in the case of Special Warrants that are not deposited in the Book-Entry Only System, an exercise form (accompanied by a Special Warrant Certificate) with all the requirements of subsection 3.1(b) having been met, the Unit Shares and Warrants issued or delivered upon such deemed exercise will be sent by courier or first class mail registered by the Special Warrant Agent to the holder at its registered address, as listed on the register of Special Warrantholders maintained by the Special Warrant Agent. In the case of Special Warrants deposited in the Book-Entry Only System, the Corporation will direct the Depository to cause to be entered and issued, as the case may be, to the person or persons in whose name or names the Unit Shares and Warrants have been issued, a Book-Entry Only System customer confirmation. Notwithstanding the foregoing, the Corporation will, upon its receipt of a written direction from the Agent that the Unit Shares and Warrants issuable on the exercise or deemed exercise of Special Warrants are to be represented by a global certificate issued to and registered in the name of the Depository or its nominee pursuant to the terms hereof, direct the Special Warrant Agent to issue such a global certificate representing such Unit Shares and Warrants registered in the name of and deposited with the Depository, in which case the Corporation will direct the Depository to cause to be entered and issued, as the case may be, to the person or persons whose name or names such Units have been issued, a Book-Entry Only System customer confirmation. After deemed exercise contemplated above, Special Warrant Certificates will represent only the right of the registered holder thereof to receive the Unit Shares and Warrants to be issued upon exercise.

3.8	Securities Restrictions

(a)	Notwithstanding anything herein contained, Special Warrants and Units will only be issued pursuant to the transfer or exercise of any Special Warrant in compliance with Applicable Legislation of any applicable jurisdiction and, without limiting the generality of the foregoing, in respect of any Special Warrants transferred or exercised for Units the certificates representing the issued Special Warrants and Unit Shares and Warrants, as the case may be, will bear such legends as may, in the opinion of Counsel to the Corporation, be necessary in order to avoid a violation of Applicable Securities Laws or other Applicable Legislation of such jurisdiction or to comply with the requirements of any stock exchange on which the Unit Shares are listed, provided that if, at any time, in the opinion of Counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Special Warrants or Unit Shares or Warrants, as the case may be, in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Special Warrant Agent in exchange for a certificate which does not bear such legend.

(b)	Subject to subsection 3.8(c), certificates representing Unit Shares and Warrants issued upon the exercise of Special Warrants on or prior to the date that is four months and a day following the date of issuance of the Special Warrants, without the Principal Regulator having issued the Receipt, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is four months plus one day following the date of issuance of the Special Warrants].”

and the certificates representing the Unit Shares and Warrants may also bear the following legend, in accordance with the rules of the TSXV:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date that is 4 months plus one day following the date of the issuance of the Special Warrants].”

Certificates representing Unit Shares and Warrants issued to Special Warrantholders upon the exercise or deemed exercise of Special Warrants after the Principal Regulator has issued the Receipt and on or after the date that is four months and a day following the date of issuance of the Special Warrants will not bear the forgoing legend.

(c)	If the Special Warrant Certificate representing Special Warrants exercised or deemed to have been exercised in accordance with this Article 3 bears the legend set forth in subsection 2.14(b), then any certificate representing Unit Shares or Warrants issued upon such exercise shall bear, in addition to any legends required by this Section 3.8, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, PLEDGE OR TRANSFER AND AS MAY BE REQUIRED IN THE DISCRETION OF THE ISSUER OR ISSUER’S TRANSFER AGENT, FURNISHED TO THE ISSUER AND ISSUER’S TRANSFER AGENT AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER AND ISSUER’S TRANSFER AGENT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if Unit Shares or Warrants are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S at a time when the Corporation is a “foreign issuer” as defined in Rule 902(e) of Regulation S at the time of sale, and in compliance with Canadian local laws and regulations, the legend may be removed by providing the Corporation’s transfer agent with a duly executed declaration in substantially the form set forth as Appendix 3 to the Special Warrant Certificate attached hereto (or in such other form as the Corporation may prescribe from time to time) and, if required by the Corporation or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the transfer agent to the effect that such U.S. legend is no longer required pursuant to the requirement of the U.S. Securities Act or state securities laws; and

provided, further, that if any of the Unit Shares or Warrants are being sold pursuant to Rule 144 under the U.S. Securities Act or other exemption, if available, the above legend may be removed by delivery to the Corporation’s transfer agent of an opinion of counsel, of recognized standing in form and substance satisfactory to the Corporation and the transfer agent, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

3.9	Delivery of Expiry Date Notice

The Corporation will deliver the Expiry Date Notice duly executed by the Corporation to the Special Warrant Agent no later than 5:00 p.m. (Vancouver Time) on the Business Day immediately before the Expiry Date.

ARTICLE 4

ADJUSTMENT OF NUMBER OF UNITS

4.1	Adjustment of Number of Units

The rights to acquire Units in effect at any date attaching to the Special Warrants are subject to adjustment from time to time as follows:

(a)	if the Qualification Date has not occurred in a Designated Province on or before the Qualification Deadline, each Special Warrantholder in such Designated Province shall be entitled to acquire one Unit plus an additional 0.1 of a Unit per Special Warrant exercised or deemed exercised by such holder, subject to adjustment in accordance with the following provisions of this Article 4, at any time after the Qualification Deadline until the Expiry Time at no additional cost to or further action by the Special Warrantholder (the “Penalty Provision”);

(b)	if and whenever at any time from the date hereof and prior to the Expiry Time (the “Adjustment Period”), the Corporation:

(i)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of shares;

(ii)	consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

(iii)	issues Common Shares or securities exchangeable for or convertible to Common Shares (“convertible securities”) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares or convertible securities to such holders as Dividends paid in the Ordinary Course);

(any of the above being a “Common Share Reorganization”), the number of Units issuable upon the exercise of each Special Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or convertible securities by way of stock dividend, by multiplying the number of Units previously obtainable on the exercise of a Special Warrant by the fraction of which:

A.	the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities; and

B.	the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

and the Corporation and Special Warrant Agent, upon receipt of notice pursuant to Section 4.3, shall make such adjustment successively whenever any event referred to in this Section 4.1(b) occurs and any such issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.1(b). To the extent that any convertible securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Units obtainable under each Special Warrant shall be readjusted to the number of Units that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

(c)	if and whenever during the Adjustment Period the Corporation fixes a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or acquire Common Shares at a price per share to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “(e)”), then the number of Units obtainable upon the exercise of each Special Warrant is adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Units obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

(ii)	the denominator of which is the aggregate of:

A.	the number of Common Shares outstanding as of the record date for the Rights Offering, and

B.	a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

(d)	if and whenever during the Adjustment Period the Corporation issues or distributes to all or to substantially all of the holders of the Common Shares:

(i)	securities of the Corporation including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

(ii)	any property (including cash) or other assets,

and if such issuance or distribution does not constitute Dividends paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the number of Units obtainable upon the exercise of each Special Warrant is adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Units obtainable upon the exercise thereof in effect on such record date by a fraction:

(iii)	the numerator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

(iv)	the denominator of which is:

A.	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

B.	the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution;

(e)	if and whenever during the Adjustment Period there is a reclassification of the Common Shares or a change in the Common Shares into other shares or securities, or a capital reorganization of the Corporation other than as described in Section 4.1(b) or the triggering of a shareholders’ rights plan or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a “Capital Reorganization”, every Special Warrantholder who has not exercised its right of acquisition, as at the effective date of such Capital Reorganization is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Units obtainable under the Special Warrants to which it was previously entitled, the kind and number of Units or other securities or property of the Corporation that the Special Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Units obtainable upon the exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Section 4.1. The Corporation shall not carry into effect any action requiring an adjustment pursuant to this Section 4.1(e) unless all necessary steps have been taken so that the Special Warrantholders are thereafter entitled to receive such kind and number of Units, other securities or property. The Corporation will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Corporation pursuant to the provisions of this Section 4.1(e) is deemed a supplemental indenture entered into pursuant to the provisions of Article 8. An indenture entered into between the Corporation, any successor to the Corporation or any purchasing body corporate, partnership, trust or other entity and the Special Warrant Agent must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which apply to successive Capital Reorganizations;

(f)	where this Section 4.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Corporation may defer, until the occurrence of that event, issuing to the Special Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Units, other securities or property issuable upon the exercise or deemed exercise of the Special Warrants by reason of the adjustment required by that event. If the Corporation relies on this Section 4.1(f) to defer issuing an adjusted number of Units, other securities or property to a Special Warrantholder, the Special Warrantholder has the right to receive any distributions made on the adjusted number of Units, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Special Warrantholder would but for the provisions of this Section 4.1(f), have become the holder of record of the adjusted number of Units, other securities or property;

(g)	the adjustments provided for in this Section 4.1 are cumulative. After any adjustment pursuant to this Section 4.1, the term “Units” where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Special Warrantholder is entitled to receive upon the exercise of his Special Warrant, and the number of Units obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Units or other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Special Warrant;

(h)	notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation;

(i)	in the event of a question arising with respect to the adjustments provided for in this Section 4.1, that question shall be conclusively determined by the Corporation’s auditors or if they are unwilling or unable to act, such independent nationally recognized chartered accountants as may be selected by the directors of the Corporation, acting reasonably, who shall have access to all necessary records of the Corporation, and a determination by the Corporation’s auditors is binding upon the Corporation, the Special Warrant Agent, all Special Warrantholders and all other persons interested therein; and

(j)	no adjustment in the number of Units obtainable upon exercise of Special Warrants shall be made in respect of any event described in this Section 4.1, other than the events referred in clauses (i) and (ii) of Section (b) thereof, if the Special Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Special Warrantholders had exercised their Special Warrants prior to or on the effective date or record date of such event.

4.2	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Special Warrants, including the number of Units obtainable upon the exercise or deemed exercise thereof, the Corporation shall take any corporate action which may in its opinion be necessary in order that the Corporation or any successor to the Corporation has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Unit Shares and may validly and legally deliver all other securities or property which the Special Warrantholders are entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.

4.3	Certificate of Adjustment

The Corporation shall from time to time immediately, but in any event within three (3) Business Days, after the occurrence of any event which requires an adjustment as provided in Section 4.1, deliver a certificate of the Corporation to the Special Warrantholders and the Special Warrant Agent specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.4	No Action After Notice

The Corporation covenants with the Special Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising the Special Warrants during the period of 14 days after giving of the notice set forth in Section 4.3 hereof and 4.6 hereof.

4.5	Protection of Special Warrant Agent

The Special Warrant Agent:

(a)	is not at any time under any duty or responsibility to a Special Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(c)	is not responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver certificates for the Unit Shares or Warrants upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4;

(d)	will be entitled to act and rely on any adjustment calculation of the Corporation or the Corporation’s auditors; and

(e)	shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.

4.6	Notice of Special Matters

The Corporation covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding it will give 14 days’ prior written notice in the manner provided for in Article 9 to the Special Warrant Agent, each Special Warrantholder and to the Agents of any event which requires an adjustment to the subscription rights attaching to any of the Special Warrants pursuant to this Article 4. The Corporation covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in Article 9. The Corporation further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Corporation with the Special Warrant Agent showing how such adjustment shall be computed.

ARTICLE 5

RIGHTS AND COVENANTS OF THE CORPORATION

5.1	Optional Purchases by the Corporation

Subject to compliance with applicable Securities Laws and the receipt of any necessary approvals of applicable regulatory authorities, the Corporation may from time to time purchase, by private contract or otherwise, any of the Special Warrants. Any such purchase will be made at the lowest price or prices at which, in the opinion of the directors of the Corporation, such Special Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Special Warrant Certificates representing the Special Warrants purchased pursuant to this Section 5.1 will forthwith be delivered to and cancelled by the Special Warrant Agent. No Special Warrants will be issued in replacement thereof.

5.2	General Covenants

The Corporation covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding:

(a)	it is duly authorized to create and issue the Special Warrants when issued and countersigned as herein provided, will be valid and enforceable obligations of the Corporation;

(b)	it will reserve and keep available a sufficient number of (i) Unit Shares for the purpose of enabling it to satisfy its obligations to issue the Units, upon the exercise or deemed exercise of the Special Warrants and (ii) Warrant Shares for the purpose of enabling it to satisfy its obligations to issue the Warrant Shares, upon the exercise of the Warrants;

(c)	it will cause the Units and the certificates representing the Unit Shares and the Warrants from time to time acquired pursuant to the exercise or deemed exercise of the Special Warrants to be duly issued and delivered in accordance with the Special Warrant Certificates and the terms hereof;

(d)	all Unit Shares which will be issued upon exercise or deemed exercise of the Special Warrants will be fully paid and non- assessable;

(e)	it will use its best efforts to maintain its corporate existence or the corporate existence of any Successor Corporation and carry on its business in the ordinary course, consistent with past practices;

(f)	it will use its commercially reasonable efforts to maintain its status as a reporting issuer in each of Alberta and British Columbia and not be in default in any material respect of the applicable requirements of the applicable securities laws of each of the Selling Jurisdictions;

(g)	it will use its commercially reasonable efforts to ensure that the Unit Shares, Warrant Shares and all outstanding Common Shares outstanding or issuable from time to time continue to be or are listed and posted for trading on the TSXV or such other stock exchange on which the Common Shares are listed and posted for trading;

(h)	it will make all requisite filings under applicable Canadian Securities Laws including those necessary to remain a reporting issuer not in default in such jurisdictions in which it is presently or in which it becomes a reporting issuer and those filings required in connection with the issuance of the Special Warrants;

(i)	it will observe and perform its covenants set out in the Agency Agreement in connection with the filing of the Prospectus and the obtaining of the Receipt in respect of the Prospectus;

(j)	it will use its commercially reasonable best efforts to obtain a Receipt for the Prospectus as expeditiously as possible but in any event on or before the Qualifying Deadline and in the event that a Receipt for the Prospectus is not obtained by the Qualifying Deadline, continue to use its commercially reasonable best efforts until the Expiry Date to obtain such Receipt;

(k)	in the event the Receipt is obtained, it will give written notice to the Special Warrant Agent, Agent and each Special Warrantholder of the issuance of the Receipt and specifying the date on which the Special Warrants expire and the date of deemed exercised, not later than one Business Day after the issuance of such Receipt in the case of the Special Warrant Agent and Agent, and to the Special Warrantholders concurrently with the delivery of the Unit Shares and Warrants on deemed exercise of the Special Warrants; and Corporation will provide written confirmation to the Special Warrant Agent, the Agent, and the Special Warrantholders of any adjustment that has been made pursuant to Article 4 in the aforementioned notice;

(l)	it will not pay or give any consideration or other remuneration to any person in respect of the exercise of the Special Warrants except for administrative or professional services or for services performed by a registered dealer;

(m)	it will provide a right of rescission to each Special Warrantholder substantially as hereinafter set forth:

“In the event that a holder of a Special Warrant who acquires Units upon the exercise of a Special Warrant is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of a misrepresentation in the Prospectus or any amendment thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable securities legislation, be entitled to rescission not only of the holder’s exercise of its Special Warrant but also of the private placement transaction pursuant to which the Special Warrant was initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Corporation or the Agent on the acquisition of the Special Warrant (and is hereby granted such rescission rights by the Corporation, and not the Agent). In the event such holder is a permitted assignee of the interest of the original Special Warrant subscriber, such permitted assignee shall be permitted to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original subscriber. The foregoing is in addition to any other right or remedy available to a holder of a Special Warrant under the securities laws in the Selling Jurisdictions, or otherwise at law, and are subject to the defences described under such securities legislation provided, however, that the subscriber expressly waives and releases the Corporation and the Agent from all rights of withdrawal to which it might otherwise be entitled pursuant to section 71(2) of the Securities Act (Ontario), section 130(1) of the Securities Act (Alberta), section 83(3) of the Securities Act (British Columbia), section 79(3) of the Securities Act (Saskatchewan), section 88(2) of the Securities Act (New Brunswick), section 101(2) of the Securities Act (Prince Edward Island), section 76(2) of the Securities Act (Nova Scotia), section 72 of the Securities Act (Newfoundland and Labrador) or equivalent provisions of securities laws of the jurisdiction in which the subscriber is resident.”

Should a holder of Special Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the Special Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Special Warrant Agent in writing, to cancel the exercise transaction and any such underlying shares on the register, which may have already been issued upon the Special Warrant exercise. In the event that any payment is received from the Corporation by virtue of the holder being a shareholder for such Special Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such holder. The Special Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Special Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Special Warrant Agent for distribution to the holder, the Special Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

(n)	it will provide to Special Warrantholders copies of all documentation (excluding voting instruments such as proxies) required to be provided by Applicable Legislation to registered holders of Unit Shares and Warrants, as if such Special Warrantholders were registered shareholders of the Corporation; and

(o)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

5.3	Special Warrant Agent’s Remuneration and Expenses

The Corporation covenants that it will pay to the Special Warrant Agent (in advance as may be required from time to time) reasonable remuneration for its services hereunder and will pay or reimburse the Special Warrant Agent upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Special Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder will be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Special Warrant Agent’s gross negligence, wilful misconduct or fraud. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Special Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Special Warrant Agent and/or the termination of this Indenture.

5.4	Securities Qualification Requirements

(a)	If, in the opinion of Counsel to the Corporation, any instrument (not including a prospectus, except as required by subsection 5.2(i)) is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal law of Canada or provincial law before any Units which a Special Warrantholder is entitled to acquire pursuant to the exercise of any Special Warrant may properly and legally be issued upon due exercise thereof and thereafter traded without further formality or restriction, the Corporation covenants that it will use its commercial best efforts to take such required action.

(b)	The Corporation will give notice of the issue of Unit Shares and Warrants pursuant to the exercise of Special Warrants if required by applicable Securities Laws, and in such detail as may be required, to each securities commission or similar regulatory authority in each jurisdiction in Canada in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Unit Shares and Warrants and the subsequent disposition of the Unit Shares and Warrants, so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

5.5	Performance of Covenants by Special Warrant Agent

If the Corporation fails to perform any of its covenants contained in this Indenture, the Special Warrant Agent may notify the Special Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but will be under no obligation to perform such covenants or to notify the Special Warrantholders of such performance by it. All sums expended or advanced by the Special Warrant Agent in so doing will be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Special Warrant Agent will relieve the Corporation of any default hereunder or of its continuing obligations under the covenants contained in this Indenture.

ARTICLE 6

ENFORCEMENT

6.1	Suits by Special Warrantholders

All or any of the rights conferred upon any Special Warrantholder by any of the terms of the Special Warrant Certificates or of this Indenture, or of both, may be enforced by the Special Warrantholder by appropriate proceedings, but without prejudice to the right which is hereby conferred upon the Special Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders.

6.2	Immunity of Shareholders, etc.

The obligations hereunder are not personally binding upon, nor will resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any Successor Corporation or any of the past, present or future officers, employees or agents of the Corporation or any Successor Corporation, but only the property of the Corporation or any Successor Corporation will be bound in respect hereof.

6.3	Waiver of Default

Upon the happening of any default hereunder:

(a)	the Special Warrantholders may, by extraordinary resolution as provided in Section 7.10, by notice or requisition in writing, instruct the Special Warrant Agent to waive any default hereunder and the Special Warrant Agent will upon receipt of any such notice waive the default upon such terms and conditions as will be prescribed in such notice or requisition; or

(b)	the Special Warrant Agent will have power to waive any default hereunder upon such terms and conditions as the Special Warrant Agent may deem advisable, if, in the Special Warrant Agent’s opinion, relying on the opinion of Counsel, the same will have been cured or adequate provision made therefor, provided that no delay or omission of the Special Warrant Agent or of the Special Warrantholders to exercise any right or power accruing upon any default will impair any such right or power or will be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Special Warrant Agent or of the Special Warrantholders in the premises will extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

ARTICLE 7

MEETINGS OF SPECIAL WARRANTHOLDERS

7.1	Right to Convene Meetings

The Special Warrant Agent may at any time, from time to time, and will on receipt of a written request of the Corporation or of a Special Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Special Warrantholders who signed such Special Warrantholders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, call and convene a meeting of the Special Warrantholders. In the event of the Special Warrant Agent failing to so call a meeting within seven (7) days after receipt of such written request of the Corporation or such Special Warrantholders’ Request and indemnity and funding given as aforesaid, the Corporation or the Special Warrantholders who signed such Special Warrantholders’ Request, as the case may be, may call and convene such meeting. Every such meeting will be held in the City of Vancouver or at such other place as may be approved or determined by the Special Warrant Agent.

7.2	Notice

At least twenty-one (21) days prior notice of any meeting of Special Warrantholders will be given to the Special Warrantholders in the manner provided for in Section 10.2 and a copy of such notice will be sent by mail to the Special Warrant Agent (unless the meeting has been called by the Special Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice will state the time when and the place where the meeting is to be held, will state briefly the general nature of the business to be transacted thereat and will contain such information as is reasonably necessary to enable the Special Warrantholders to make a reasoned decision on the matter or matters to be brought before the meeting, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

7.3	Chairman

An individual (who need not be a Special Warrantholder) designated in writing by the Special Warrant Agent will be chairman of any meeting of Special Warrantholders and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes after the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy will choose some individual present to be chairman.

7.4	Quorum

Subject to the provisions of Section 7.11, at any meeting of the Special Warrantholders a quorum will consist of Special Warrantholders present in person or by proxy and holding at least 25% of the aggregate number of the then outstanding Special Warrants provided that at least two (2) persons entitled to vote thereat are personally present. If a quorum of the Special Warrantholders will not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Special Warrantholders or on a Special Warrantholders’ Request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it will be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business will be transacted at any meeting of Special Warrantholders unless a quorum is present at the commencement of the meeting. At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 25% of the aggregate number of the then outstanding Special Warrants.

7.5	Power to Adjourn

The chairman of any meeting of Special Warrantholders at which a quorum of the Special Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6	Show of Hands

Every question submitted to a meeting of Special Warrantholders will be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution will be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

7.7	Poll and Voting

(a)	On every extraordinary resolution, and on any other question submitted to a meeting of Special Warrantholders and after a vote by show of hands when demanded by the chairman or by one or more of the Special Warrantholders acting in person or by proxy and holding at least 5% of the aggregate number of Special Warrants then outstanding, a poll will be taken in such manner as the chairman will direct. Questions other than those required to be determined by extraordinary resolution will be decided by a majority of the votes cast on the poll, whereby each Special Warrantholder will be entitled to one vote in respect of each whole Special Warrant then held or represented by it.

(b)	On a show of hands, every person who is present and entitled to vote, whether as a Special Warrantholder or as proxyholder for one or more absent Special Warrantholders, or both, will have one vote. On a poll, each Special Warrantholder present in person or represented by a proxyholder duly appointed by instrument in writing will be entitled to one vote in respect of each Special Warrant then held or represented by him. A proxyholder need not be a Special Warrantholder. The chairman of any meeting will be entitled, both on a show of hands and on a poll, to vote in respect of the Special Warrants if any, held or represented by him.

7.8	Regulations

The Special Warrant Agent, or the Corporation with the approval of the Special Warrant Agent, may from time to time make and from time to time vary such regulations as it thinks fit for the setting of the record date for a meeting of Special Warrantholders for the purpose of determining Special Warrantholders entitled to receive notice of and to vote at the meeting, the form of the instrument of proxy, and generally for calling meetings of Special Warrant holders and the conduct of business thereat.

Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as such regulations may provide, the only persons who will be recognized at any meeting as a Special Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), will be Special Warrantholders or their counsel, or proxyholders of Special Warrantholders.

7.9	Corporation and Special Warrant Agent May be Represented

The Corporation and the Special Warrant Agent, by their respective directors, officers and employees, and the Counsel for the Corporation and for the Special Warrant Agent may attend any meeting of the Special Warrantholders, but will have no vote as such, unless in their capacity as a Special Warrantholder or as a proxy for a Special Warrantholder.

7.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Special Warrantholders at the meeting will, subject to the provisions of Section 7.11, have the power, exercisable from time to time by extraordinary resolution (as defined in Section 7.11):

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Special Warrantholders or the Special Warrant Agent in its capacity as trustee hereunder or on behalf of the Special Warrantholders against the Corporation whether such rights arise under this Indenture or the Special Warrant Certificates or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Special Warrantholders;

(c)	to direct or to authorize the Special Warrant Agent, subject to Section 9.2(b) hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Special Warrant Certificates or to enforce any of the rights of the Special Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Special Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Special Warrant Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)	to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Indenture or the Special Warrant Certificates or to enforce any of the rights of the Special Warrantholders;

(f)	to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in the Special Warrant Certificates or this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Special Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	to remove the Special Warrant Agent or its successors in office and to appoint a new trustee or trustees to take the place of the Special Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11	Meaning of Extraordinary Resolution

(a)	The expression “extraordinary resolution” when used in this Indenture means, subject to as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7, at which there are present in person or by proxy Special Warrantholders holding at least 25% of the aggregate number of the then outstanding Special Warrants and passed by the affirmative votes of Special Warrantholders holding not less than 66 2/3% of the aggregate number of the then outstanding Special Warrants represented at the meeting and voted on the poll upon such resolution.

(b)	If, at the meeting of Special Warrantholders at which an extraordinary resolution is to be considered, Special Warrantholders holding at least 25% of the aggregate number of the then outstanding Special Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Special Warrantholders or on a Special Warrantholders’ Request, will be dissolved, but in any other case it will stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be determined by the chairman. Not less than ten (10) days’ prior notice will be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice will state that at the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.11(a) will be an “extraordinary resolution” within the meaning of this Indenture notwithstanding that Special Warrantholders holding at least 25% of the aggregate number of the then outstanding Special Warrants are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an extraordinary resolution will always be given on a poll and no demand for a poll on an extraordinary resolution will be necessary.

7.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Special Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Special Warrantholders will be made and duly entered in books to be provided from time to time for that purpose by the Special Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings taken, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes will have been made will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken will be deemed to have been duly passed and taken.

7.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Special Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Special Warrantholders holding at least 66 2/3% of the aggregate number of the then outstanding Special Warrants by an instrument in writing signed in one or more counterparts by such Special Warrantholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Indenture will include an instrument so signed.

7.15	Binding Effect of Resolutions

Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 7 at a meeting of Special Warrantholders will be binding upon all of the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with Section 7.14 will be binding upon all of the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Special Warrant Agent (subject to the provisions for indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

7.16	Holdings by Corporation or Subsidiaries Disregarded

In determining whether Special Warrantholders holding the required number of Special Warrants are present at a meeting of Special Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Special Warrantholders’ Request or other action under this Indenture, Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation will be disregarded in accordance with the provisions of Section 10.3.

ARTICLE 8

SUPPLEMENTAL INDENTURES

8.1	Provision for Supplemental Indentures for Certain Purposes

From time to time with the prior approval of the TSXV or any other stock exchange on which the Common Shares are listed, if such approval is required, the Corporation (when authorized by action of the directors) and the Special Warrant Agent, may, subject to the provisions hereof, and they will, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter will form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel of the Corporation, are necessary or advisable in the circumstances, provided that the same are not in the opinion of the Special Warrant Agent (relying upon the opinion of Counsel) prejudicial to the interests of the Special Warrantholders;

(c)	giving effect to any extraordinary resolution passed as provided in Article 7;

(d)	adding to, deleting or altering the provisions hereof in respect of the transfer of the Special Warrants making provision for the exchange of Special Warrant Certificates, and making any modification in the form of the Special Warrant Certificates which does not affect the substance thereof;

(e)	modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief will be or become operative or effective only if, in the opinion of the Special Warrant Agent (relying upon the opinion of Counsel), such modification or relief in no way prejudices any of the rights of the Special Warrantholders or of the Special Warrant Agent, and provided further that the Special Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Special Warrant Agent when the same will become operative;

(f)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, prejudicial to the interests of the Special Warrantholders; and

(g)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Special Warrant Agent, relying on the opinion of Counsel, the rights of the Special Warrant Agent and of the Special Warrantholders are in no way prejudiced thereby.

8.2	Successor Corporations

In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation (“Successor Corporation”), the Successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) will expressly assume, by supplemental indenture in a form satisfactory to the Special Warrant Agent, acting reasonably, and executed and delivered to the Special Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 9

CONCERNING THE SPECIAL WARRANT AGENT

9.1	Legislation

(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement will prevail.

(b)	The Corporation and the Special Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Special Warrant Agent

(a)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Special Warrant Agent will act honestly and in good faith with a view to the best interests of the Special Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture will be construed to relieve the Special Warrant Agent from liability for its own grossly negligent action, its own failure to act, or its own wilful misconduct, fraud or bad faith.

(b)	The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrant Agent or the Special Warrantholders hereunder will be conditional upon the Special Warrantholders furnishing, when required by a notice of the Special Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and to hold harmless the Special Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(c)	None of the provisions contained in this Indenture will require the Special Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(d)	The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrantholders, at whose instance it is acting, to deposit with the Special Warrant Agent the Special Warrants held by them, for which Special Warrants, the Special Warrant Agent will issue receipts.

(e)	Every provision of this Indenture that, by its terms, relieves the Special Warrant Agent of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of Applicable Legislation, to this Section 9.2 and to Section 9.3.

9.3	Conflict of Interest

The Special Warrant Agent represents to the Corporation that to the best of its knowledge, at the time of execution and delivery hereof no material conflict of interest exists between its role as a Special Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Special Warrant Agent approved by the Corporation and meeting the requirements set forth in Section 9.9. Notwithstanding the foregoing provisions of this Section 9.3, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

The Special Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby.

9.4	Evidence, Experts and Advisors

(a)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Special Warrant Agent such additional evidence of compliance with any provisions hereof, in such form, as may be prescribed by Applicable Legislation or as the Special Warrant Agent may reasonably require by written notice to the Corporation.

(b)	In the exercise of its rights and duties hereunder, the Special Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Special Warrant Agent pursuant to a request of the Special Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Special Warrant Agent complies with Applicable Legislation and that the Special Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

(c)	Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation will deposit with the Special Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited will, in each and every such case, be conditions precedent to the right of the Corporation to have the Special Warrant Agent take the action to be based thereon.

(d)	Proof of the execution of an instrument in writing, including a Special Warrantholders’ Request, by any Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, stating that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Special Warrant Agent may consider adequate and in the case of a Special Warrantholder that is a corporation, will include a certificate of incumbency of such Special Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(e)	The Special Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisors as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and will not be responsible for any misconduct or negligence on the part of any such experts or advisors who have been appointed with due care by the Special Warrant Agent. The Corporation will pay or reimburse the Special Warrant Agent for any reasonable remuneration, expenses, disbursements and advances of such Counsel, accountant, appraiser or other expert or advisor.

9.5	Documents, Monies, etc. Held by Trustee

Any monies, securities, documents of title or other instruments that may at any time be held by the Special Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Special Warrant Agent or of any Canadian chartered bank listed in Schedule 1 to the Bank Act (Canada) or of any trust company registered to do business in Canada or deposited for safekeeping with any such bank or trust company. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Indenture upon the written direction of the Corporation will be or, with the consent of the Corporation may be: (i) deposited in the name of the Special Warrant Agent in any Canadian chartered bank listed in Schedule 1 to the Bank Act (Canada) or any trust company registered to do business in Canada at the rate of interest (if any) then current on similar deposits; or (ii) invested in treasury bills or short term interest bearing or discounted obligations issued or guaranteed by the Government of Canada or a province thereof, of any Canadian chartered bank listed in Schedule 1 of the Bank Act (Canada), provided that the securities will not have a maturity date of more than ninety (90) days from the date of investment. Unless the Corporation will be in default hereunder or unless otherwise specifically provided herein, all interest or other income received by the Special Warrant Agent in respect of such deposits and investments will belong to the Corporation.

In the event that the Special Warrant Agent has not received direction from the Corporation prior to 9:00 a.m. (Vancouver time) on the date that any investment made in accordance with this Section 9.5 matures, comes due or is otherwise required to be reinvested, the Special Warrant Agent will be authorized to reinvest such funds in an overnight investment until such time that the Special Warrant Agent receives direction from the Corporation.

9.6	Actions by Special Warrant Agent to Protect Interest

The Special Warrant Agent will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Warrantholders.

9.7	Special Warrant Agent Not Required to Give Security

The Special Warrant Agent will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.8	Protection of Special Warrant Agent

Except as provided in Section 9.2, by way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed that the Special Warrant Agent will not:

(a)	be liable for or by reason of any statements of fact or recitals in this Indenture or in the Special Warrant Certificates or be required to verify the same, but all such statements (other than those relating specifically to the Special Warrant Agent) or recitals are and will be deemed to be made by the Corporation;

(b)	be bound to give notice to any person or persons of the execution hereof;

(c)	incur any liability or responsibility whatsoever, or be in any way responsible, for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation;

(d)	at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(e)	nothing herein contained will impose any obligation on the Special Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(f)	be accountable with respect to the validity or value (or the kind or amount) of any Units or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(g)	be responsible for any failure of the Corporation to issue, transfer or deliver Units or certificates representing Unit Shares or Warrants upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in Article 4; or

(h)	in any way be responsible for the use by the Corporation of the proceeds of the issue hereunder.

Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Special Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Special Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Special Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Special Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

9.9	Replacement of Special Warrant Agent; Successor by Merger

(a)	The Special Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section 9.9, by giving to the Corporation not less than thirty (30) days prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Special Warrantholders by extraordinary resolution will have power at any time to remove the existing Special Warrant Agent and to appoint a new trustee. In the event of the Special Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation will forthwith appoint a new trustee unless a new trustee has already been appointed by the Special Warrantholders; failing such appointment by the Corporation, the retiring Special Warrant Agent or any Special Warrantholder may apply to a court in the Province of British Columbia on such notice as such court may direct, at the Corporation’s expense, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the court will be subject to removal as aforesaid by the Special Warrantholders. Any new trustee appointed under this Section 9.9 will be a corporation authorized to carry on the business of a trust company in the Province of Alberta and British Columbia and, if required by the Applicable Legislation of any other provinces, in such other provinces. On any such appointment the new trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Special Warrant Agent under this Indenture without further assurance, conveyance, act or deed, provided that there be executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assigning such powers, rights, duties and responsibilities to the new Special Warrant Agent, including, without limitation, an appropriate instrument executed by the new Special Warrant Agent accepting such appointment and, at the request of the Corporation, the predecessor Special Warrant Agent will, upon payment of its outstanding remuneration and expenses, execute and deliver to the new Special Warrant Agent an appropriate instrument transferring to such new Special Warrant Agent all rights and powers of the Special Warrant Agent hereunder.

(b)	Upon the appointment of a successor trustee, the Corporation will promptly notify the Special Warrantholders thereof in the manner provided for in Section 10.2.

(c)	Any corporation into which or with which the Special Warrant Agent may be merged, consolidated or amalgamated, or any corporation resulting therefrom to which the Special Warrant Agent will be a party, or any corporation succeeding to the trust business of the Special Warrant Agent will be the successor to the Special Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 9.9(a).

(d)	Any Special Warrant Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

(e)	The parties hereto acknowledge that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about the Corporation and holders of the Special Warrants, and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i)	to provide the services required under this Indenture and other services that may be requested from time to time;

(ii)	to help the Special Warrant Agent manage its servicing relationships with such individuals;

(iii)	to meet the Special Warrant Agent’s legal and regulatory requirements; and

(iv)	if Social Insurance Numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party hereto acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Special Warrant Agent will make available on its website or upon request, including revisions thereto. Some of this personal information may be transferred to servicers in the United States for data processing and/or storage. Further, each party hereto agrees that it will not provide or cause to be provided to the Special Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

9.10	Acceptance of Trust

The Special Warrant Agent hereby accepts the trusts and obligations declared and provided for in this Indenture and agrees to perform the same upon the terms and conditions herein set forth.

9.11	Special Warrant Agent Not to be Appointed Receiver

The Special Warrant Agent and any person related to the Special Warrant Agent will not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12	Reliance by the Special Warrant Agent

The Special Warrant Agent may act on the opinion or advice obtained from Counsel to the Special Warrant Agent and will, provided it acts in good faith in reliance thereon, not be responsible for any loss occasioned by doing so nor will it incur any liability or responsibility for determining in good faith not to act upon such opinion or advice. The Special Warrant Agent will be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as the “Documents”) furnished to it and signed by any person required to or entitled to execute and deliver to the Special Warrant Agent any such Documents in connection with this Special Warrant Indenture, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine.

9.13	Indemnity of Special Warrant Agent

The Corporation hereby indemnifies and agrees to hold harmless the Special Warrant Agent, its affiliates, their officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Special Warrant Agent, whether groundless or otherwise, arising from or out of any act, omission or error of the Special Warrant Agent, provided that the Corporation shall not be required to indemnify the Special Warrant Agent in the event of the gross negligence or wilful misconduct of the Special Warrant Agent, and this provision shall survive the resignation or removal of the Special Warrant Agent or the termination or discharge of this Indenture.

9.14	Anti-Money Laundering

The Special Warrant Agent will retain the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline, then it will have the right to resign on 10 days prior written notice sent to the Corporation provided that: (i) the Special Warrant Agent’s written notice will describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Special Warrant Agent’s satisfaction within such 10-day period, then such resignation will not be effective.

ARTICLE 10

GENERAL

10.1	Notice to the Corporation and the Special Warrant Agent and Agent

(a)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Special Warrant Agent will be deemed to be validly given if delivered, sent by registered letter, postage prepaid or faxed:

If to the Corporation:

NioCorp Developments Ltd.
999 West Hastings Street, Suite 525
Vancouver, BC V6C 2W2

Attention:	Peter Dickie
Telephone:	604 568-7365
Email:	pdickie@niocorp.com

with a copy to:

Boughton Law Corporation
700 – 595 Burrard Street
Vancouver, BC V7X 1S8

Attention:	Rory Godinho
Telephone:	604 675-6789
Email:	rgodinho@boughtonlaw.com

If to the Special Warrant Agent:

Computershare Trust Company of Canada
3rd Flr– 510 Burrard Street
Vancouver, BC V6C 3B9

Attention:	General Manager, Corporate Trust
Telephone:	604 661-9400
Email:	Corporatetrust.vancouver@computershare.com

If to the Agent, at:

Mackie Research Capital Corporation
1055 Dunsmuir Street, Suite 564
Vancouver, BC V7X 1L4

Attention:	Kiran Patankar
Telephone:	604 662-1800
Email:	kpatankar@mackieresearch.com

with a copy to:

Lawson Lundell LLP
1600 – 925 West Georgia Street Vancouver, BC V6C 3L2

Attention:	Randall Chatwin
Telephone:	604 631-6799
Email:	rchatwin@lawsonlundell.com

and any such notice delivered or faxed in accordance with the foregoing will be deemed to have been received on the date of delivery, or, if mailed, on the third (3rd) Business Day following the date of the postmark on such notice, or if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent:

(a)	on a day which is not a Business Day in the place to which it was sent; or

(b)	after 4:30 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a Business Day in the place to which it was sent.

(a)	The Corporation or the Special Warrant Agent or the Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Corporation or the Special Warrant Agent, as the case may be, for all purposes of this Indenture.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice will be valid and effective only if it is delivered or faxed to the named officer of the party to which it is addressed.

10.2	Notice to Special Warrantholders

(a)	Unless otherwise provided herein, any notice to the Special Warrantholders under the provisions of this Indenture will be valid and effective if faxed, sent by letter, postage prepaid or delivered addressed to such holders at their addresses appearing on the register referred to above and will be deemed to have been effectively given on the date of delivery or, if mailed, on the date that is three (3) Business Days following actual posting of the notice or, if faxed, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately. Accidental error or omission in giving notice or accidental failure to mail notice to any holder will not invalidate any action or proceeding provided therein.

(b)	If, by reason of any interruption of mail service, actual or threatened, any notice to be given to the Special Warrantholders by the Special Warrant Agent or the Corporation would be unlikely to reach its destination in the ordinary course of mail, such notice will be valid and effective only if published once (i) in the national edition of The Globe & Mail or the National Post; and (ii) in such other place or places and manner, if any, as the Special Warrant Agent may require. Any notice given to Special Warrantholders by publication will be deemed to have been given on the last day on which publication will have been effected.

10.3	Ownership of Special Warrants

The Corporation and the Special Warrant Agent may deem and treat the registered owner of any Special Warrant Certificate as the absolute owner of the Special Warrant represented thereby for all purposes, and the Corporation and the Special Warrant Agent will not be affected by any notice or knowledge to the contrary except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Special Warrantholder will be entitled to the rights evidenced by such Special Warrant Certificate free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate holder of the Special Warrants and all persons may act accordingly and the issuance thereto in accordance with the terms hereof pursuant thereto will be a good discharge to the Corporation and the Special Warrant Agent for the same and the Corporation and the Special Warrant Agent will not be bound to inquire into the title of any such holder except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Evidence of Ownership

(a)	The Corporation and the Special Warrant Agent may deem and treat the Registered Special Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Special Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Registered Special Warrantholder of the Units which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Special Warrant Agent for the same and neither the Corporation nor the Special Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.5	Counterparts

This Indenture may be executed by facsimile and in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding their date of execution they will be deemed to be executed as of the date hereof.

10.6	Privacy Matters

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation shall, prior to transferring or causing to be transferred personal information to the Special Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Special Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Special Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Corporation or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft or unauthorized access, use or modification.

10.7	Satisfaction and Discharge of Indenture

Upon the earlier of:

(a)	the date by which there will have been delivered to the Special Warrant Agent a written order for the exercise, cancellation or destruction of all Special Warrant Certificates theretofore certified hereunder, or

(b)	the Expiry Time,

and if all certificates representing the Unit Shares and Warrants required to be issued in compliance with the provisions hereof have been issued and delivered, this Indenture will cease to be of force or effect and the Special Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Special Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, will execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Special Warrant Agent by the Corporation hereunder will remain in full force and effect and survive the termination of this Indenture.

10.8	Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders

Nothing in this Indenture or in the Special Warrant Certificates, expressed or implied, will give or be construed to give to any person other than the parties hereto and the Special Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

10.9	Special Warrants Owned by the Corporation or its Subsidiaries – Certificate to be Provided

For the purpose of disregarding any Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in Section 7.16, the Corporation will provide to the Special Warrant Agent, from time to time and upon request of the Special Warrant Agent, a certificate of the Corporation setting forth, as at the date of such certificate:

(a)	the names (other than the name of the Corporation) of the registered holders of Special Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

(b)	the number of Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation,

and the Special Warrant Agent, in making the computations in Section 7.16, will be entitled to rely on such certificate without any additional evidence.

10.10	Representation Regarding Third Party Interests

The Corporation hereby represents to the Special Warrant Agent that any account to be opened by, or interest to held by, the Special Warrant Agent in connection with this Indenture, for or to the credit of the Corporation, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation hereby agrees to complete, execute and deliver forthwith to the Special Warrant Agent a declaration, in the Special Warrant Agent’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

10.11	Power to Amend

With the prior approval of the TSXV or any other stock exchange of which the Common Shares are listed, all and any provisions of this Indenture and the Special Warrant Certificates may from time to time be amended by agreement between the Corporation and the Special Warrant Agent on its own behalf and on behalf of the Special Warrantholders in any respect which they deem necessary or desirable, with notice to but without the need for any additional consent by or on behalf of the Special Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein or in any manner which the Corporation and the Special Warrant Agent on its own behalf and on behalf of the Special Warrantholders may deem necessary or expedient and which does not in the opinion of the Special Warrant Agent, relying upon the opinion of Counsel, materially prejudice the rights exercisable by extraordinary resolution of the Special Warrantholders within the meaning of and in accordance with the procedures set forth in Article 7 hereof and any such amendments will be binding on all Special Warrantholders from and after the effective date thereof. If this Indenture is so amended, reference herein to this Indenture will, unless the context otherwise requires, be construed, as from the date from which such amendment is expressed to be made, as references to this Indenture and so amended.

10.12	Waiver

Each of the parties hereto will have the right to waive any of its rights under this Indenture, in whole or in part, in its absolute discretion, and any such right once waived may thereafter, subject to the terms of the waiver, be reasserted by such party at any time and enforced pursuant to the terms of this Indenture.

10.13	Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party will be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture will be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

10.14	Governing Law

This Indenture and the Special Warrant Certificates will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as British Columbia contracts. Each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of the province of British Columbia with respect to all matters arising out of this Indenture and the transactions contemplated herein.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers as of the date first above written.

NIOCORP DEVELOPMENT LTD.

Per:

/s/ Peter Dickie
Peter Dickie
President of the Company

Per:

/s/ Mark Smith
Mark Smith
Chief Executive Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Nicole Clement	General Manager
Nicole Clement
Corporate Trust Officer

Per:	/s/ Jill Dunn
Jill Dunn
Associate Trust Officer

SCHEDULE A

FORM OF SPECIAL WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE [FOUR MONTHS AND ONE DAY AFTER THE ORIGINAL DATE OF ISSUANCE OF SPECIAL WARRANT(S)].

[IF APPLICABLE:] [WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [FOUR MONTHS AND ONE DAY AFTER THE ORIGINAL DATE OF ISSUANCE OF SPECIAL WARRANT(S)].

[NOTE: THE LEGENDS BELOW NEED ONLY BE ENDORSED ON THE SPECIAL WARRANT CERTIFICATES ISSUED TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES.]

[THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY’S TRANSFER AGENT.

THESE SPECIAL WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE SPECIAL WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SPECIAL WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.]

SPECIAL WARRANT CERTIFICATE

NIOCORP DEVELOPMENTS LTD.

(incorporated under the laws of British Columbia)

No. SW-«Warrant» CUSIP: 654484120	«Number» SPECIAL WARRANTS entitling the holder to acquire one Unit for each Special Warrant, subject to adjustment as set out below

THIS IS TO CERTIFY that, for value received, «Name» (the “Special Warrantholder”) is the registered holder of the number of special warrants (the “Special Warrants”) stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below), the number of units (the “Units”) of NioCorp Developments Ltd. (the “Corporation”) as is equal to the number of Special Warrants represented hereby (subject to adjustment as set out below and in the Indenture), all without payment of any consideration in addition to that paid for the Special Warrants represented hereby. Each Unit is comprised of one common share (a “Unit Share”) of the Corporation and one transferrable common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share (a “Warrant Share”) at an exercise price of $0.65 for a period of 24 months from the date of issue.

The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (the “Indenture”) made as of November 10, 2014 between the Corporation and Computershare Trust Company of Canada (the “Special Warrant Agent”) (which expression includes any successor agent appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Corporation will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.

The Special Warrants represented by this Special Warrant Certificate are only exercisable on or prior to 4:59 p.m. (Vancouver time) on the earlier of:

(i)	the third Business Day after the date on which a final receipt (the “Receipt”) for a final short form prospectus qualifying the distribution of the Unit Shares and Warrants issuable upon exercise or deemed exercise of the Special Warrants (the “Prospectus”) has been issued by the securities commissions or similar regulatory authority (the “Commissions”) in each of the provinces of Canada, except Quebec (the “Designated Provinces”); and

(ii)	March 11, 2015,

(the “Expiry Time”).

If any Special Warrants have not been voluntarily exercised by the holders thereof prior to the Expiry Time, then such Special Warrants will be deemed to have been exercised, delivered and surrendered by the holder thereof immediately prior to the Expiry Time without any payment of additional consideration or further action on the part of the holder.

The Corporation will use its best efforts to obtain the Receipt for the Prospectus on or before 4:59 p.m. (Vancouver time) on the date that is 75 days after the November 10, 2014 (the “Qualification Deadline”).

If the Receipt has not been obtained in each of the Designated Provinces on or before the Qualification Deadline, each unexercised Special Warrant will thereafter entitle the holder thereof to receive upon the exercise or deemed exercise thereof, for no additional consideration, one Unit Share plus an additional 0.1 of a Unit Share and one Warrant plus an additional 0.1 of a Warrant, subject to adjustment in accordance with the provisions of the Indenture.

The holder of this Special Warrant Certificate may, at any time before the Expiry Time, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Special Warrant Agent a Special Warrant Certificate or Special Warrant Certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached as Appendix 1 hereto in accordance with the instructions contained in Appendix 4 attached hereto. If the Special Warrants represented by this Special Warrant Certificate are exercised by the holder prior to the Expiry Time, the Unit Shares and Warrants issued upon exercise thereof shall be subject to hold periods under applicable securities legislation and the certificates representing such securities will be endorsed with legends to that effect.

The Unit Shares and Warrants in respect of which the Special Warrants are exercised will be deemed to have been issued on the date of such exercise, at which time each Special Warrantholder will be deemed to have become the holder of record of such Unit Shares and Warrants.

After the exercise or deemed exercise of Special Warrants, the Special Warrant Agent shall within three Business Days of such exercise or deemed exercise cause to be mailed or delivered to each Special Warrantholder at its address specified in the register for the Special Warrants maintained by the Special Warrant Agent, certificates for the appropriate number of Unit Shares and Warrants issuable in respect of such Special Warrants, not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so exercised. If the holder of this Special Warrant Certificate exercises some but not all of the Special Warrants represented hereby, he or she will be entitled to receive, without charge, a new Special Warrant Certificate representing the unexercised number of the Special Warrants represented hereby.

The holder of this Special Warrant Certificate may at any time up to the Expiry Time, upon written instruction delivered to the Special Warrant Agent and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificates evidencing Special Warrants entitling the holder to acquire in the aggregate the same number of Units as may be acquired under this Special Warrant Certificate.

The number of Units which may be acquired by a Special Warrantholder upon exercise of Special Warrants, are also subject to and governed by Article 4 of the Indenture with respect to anti-dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the shares, payment of stock dividends, or amalgamation of the Corporation.

The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrantholder as a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Special Warrants may only be transferred by the Special Warrantholder (or its legal representatives or its attorney duly appointed) on the register kept at the office of the Special Warrant Agent, in accordance with applicable laws and upon compliance with the conditions set out in the Indenture, by delivering to the Special Warrant Agent’s Vancouver office a duly executed Form of Transfer attached as Appendix 2 hereto and complying with such other reasonable requirements as the Corporation and the Special Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent.

The holder understands and acknowledges that the Special Warrants, the Units issuable hereunder, the Unit Shares and Warrants comprising the Units, and the Warrant Shares issuable upon exercise of the Warrants (together, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state of the United States, and that Special Warrants originally issued in the United States or to, or for the account or benefit of, a person in the United States or a U.S. person are, and any Securities issued upon exercise of such Special Warrants will be, “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act. “United States” and “U.S. person” have the respective meanings assigned in Regulation S (“Regulation S”) under the 1933 Act.

The holder understands that the Special Warrants represented hereby may not be exercised within the United States or by or for the account or benefit of a U.S. person or a person in the United States, and the Securities issuable upon exercise of such Special Warrants may not be delivered within the United States, unless such Securities are registered under the 1933 Act and the securities laws of any state in which the holder is resident, or unless an exemption from such registration requirements is available.

The holder understands that, until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing Securities which are “restricted securities”, and all certificates issued in exchange therefor or in substitution thereof, will bear a U.S. restrictive legend substantially in accordance with Section 2 of the Indenture; provided that if the Special Warrants or the Unit Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, such legend may be removed by providing an executed declaration to the Special Warrant Agent or, with respect to Unit Shares, the Corporation’s registrar and transfer agent, in substantially the form set forth as Appendix 3 attached to this Special Warrant Certificate (or in such other form as the Corporation may prescribe from time to time) and, if requested by the Corporation, the Special Warrant Agent or the transfer agent (as the case may be), an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, the Special Warrant Agent and the transfer agent (as applicable) to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Corporation, the legend may be removed by delivery to the Corporation and the transfer agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, the Special Warrant Agent and the transfer agent (as applicable), to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws; and further provided that such legend may be removed from certificates representing any Warrants in accordance with the terms and conditions set forth in the indenture governing the Warrants.

This Special Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

After the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder shall no longer have any rights under either the Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing the Shares issuable on the exercise of those Special Warrants, and those Special Warrants shall be void and of no further value or effect.

The Indenture contains provisions making binding upon all Special Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Special Warrantholders holding a specified percentage of the Special Warrants.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be executed and the Special Warrant Agent has caused this Special Warrant Certificate to be countersigned by its duly authorized officers as of this______ day of ____________________, 201____.

NIOCORP DEVELOPMENTS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

COUNTERSIGNED BY:

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Authorized Signatory

APPENDIX 1 TO

SPECIAL WARRANT CERTIFICATE

EXERCISE FORM

TO:	NIOCORP DEVELOPMENTS LTD. (the “Company”)

1.              The undersigned hereby irrevocably subscribes for and exercises the right to acquire ________________ Common Shares and ________________ Warrants of the Company (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) according to the provisions of the Indenture referenced in the accompanying Special Warrant Certificate.

2.	The Common Shares and Warrants (or other securities or property) are to be registered as follows:

Name: __________________________________________________________________

(print clearly)

Address in full: ________________________________________________

Number of Common Shares: __________________________________________________

Number of Warrants: ________________________________________________________

3.	Such securities should be sent by courier to:

Name: __________________________________________________________________

 (print clearly)

Address in full: _________________________________________________

If the number of Special Warrants exercised is less than the number of Special Warrants represented hereby, the undersigned requests that the new Special Warrant Certificate representing the balance of the Special Warrants be registered in the name of the undersigned and should be sent by courier to:

Name: __________________________________________________________________

(print clearly)

Address in full: __________________________________________________

4.             The undersigned understands that upon the exercise of Special Warrants issued in the United States or to, or for the account or benefit of, a “U.S. person” or a person in the United States, which bear the legend in section 5.9 of the Indenture, the certificate(s) representing the Common Shares and Warrants will bear a legend substantially in the form prescribed by section 5.9 of the Special Warrant Indenture restricting transfer of the Common Shares and Warrants without registration under the U.S. Securities Act, and applicable state securities laws unless an exemption from registration is available. “U.S. person” and “United States” have the respective meanings assigned in Regulation S under the U.S. Securities Act of 1933, as amended.

DATED at ________________________________, _________________________, this ______ day of _________________, 20____.

Signature Witnessed or Guaranteed (See instructions to Special Warrantholders in Appendix 4)	(Signature of Special Warrantholder, to be the same as appears on the face of this Special Warrant Certificate)

Name of Special Warrantholder:

Address (Please print) :

Notes to Special Warrantholders:

(1)	In order to voluntarily exercise the Special Warrants represented by this certificate, prior to the Exercise Time pursuant to Section 3 of the Indenture, this exercise form must be delivered to the Special Warrant Agent, together with this Special Warrant Certificate. Refer to the instructions to Special Warrantholders attached as Appendix 4 to this Special Warrant Certificate.

(2)	If this exercise form indicates that the Common Shares and Warrants are to be issued to a person or persons other than the registered holder of this Special Warrant Certificate, the Transfer Form attached as Appendix 2 must be completed. The signature of such holder on the exercise form and the transfer form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

(3)	The Common Shares and Warrants issued on exercise prior to the Expiry Time will be subject to restrictions on resale under applicable securities legislation and will be endorsed with legends to that effect.

APPENDIX 2 TO

SPECIAL WARRANT CERTIFICATE

FORM OF TRANSFER

TO:	NIOCORP DEVELOPMENTS LTD. (the “Company”)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) ______________________________ (the “Transferee”), of ______________________ (residential address) ________________________________________________ Special Warrants of NioCorp Developments Ltd. registered in the name of the undersigned on the records of Computershare Trust Company of Canada represented by the attached certificate, and irrevocably appoints ____________________ as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

DATED the ______ day of _________________, 20____.

Signature Guaranteed (See instructions to Special Warrantholders in Appendix 4)	(Signature of Special Warrantholder, to be the same as appears on the face of this Special Warrant Certificate)

Name of Special Warrantholder:
Address (Please Print):

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale): Value per Special Warrant on the date of event:

             ☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

APPENDIX 3 TO

SPECIAL WARRANT CERTIFICATE

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	NIOCORP DEVELOPMENTS LTD. (the “Company”)

AND TO:	☐	Computershare Investor Services Inc., as registrar and transfer agent for the Common Shares of NioCorp Developments Ltd., OR

☐	Computershare Trust Company of Canada, as Special Warrant Agent for the Special Warrants of NioCorp Developments Ltd.

The undersigned (a) acknowledges that the sale of securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” of the Company as that term is defined in Rule 405 under the U.S. Securities Act, a “distributor” or an affiliate of a “distributor”, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or another “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for purposes of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 under the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions that, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act

Dated ____________________________________, 20____.

X
Signature of individual (if Holder is an individual)

X
Authorized signatory (if Holder is not an individual)

Name of Holder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

APPENDIX 4 TO

SPECIAL WARRANT CERTIFICATE

INSTRUCTIONS TO SPECIAL WARRANTHOLDERS

TO EXERCISE:

If the Special Warrantholder voluntarily exercises Special Warrants prior to the Expiry Time pursuant to section 3 of the Indenture, it must complete, sign and deliver:

(a)	the Exercise Form, attached as Appendix 1; and

(b)	the Special Warrant Certificates,

to the Special Warrant Agent indicating the number of Units to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

TO TRANSFER:

If the Special Warrantholder wishes to transfer Special Warrants, then the Special Warrantholder must complete, sign and deliver (as appropriate):

(a)	the Transfer Form attached as Appendix 2; and

(b)	the Special Warrant Certificates,

to the Special Warrant Agent indicating the number of Special Warrants to be transferred.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL:

If the Transfer Form or Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Special Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Special Warrant Agent.

The name and address of the Special Warrant Agent is:

Computershare Trust Company of Canada

3rd Floor, 510 Burrard Street

Vancouver, British Columbia

V6C 3B9

SCHEDULE “B”

EXPIRY DATE NOTICE

THIS IS SCHEDULE “B” to the Special Warrant Indenture made as of November 10, 2014 between NIOCORP DEVELOPMENTS LTD. and COMPUTERSHARE TRUST COMPANY OF CANADA, as Special Warrant Agent

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA

EXPIRY DATE NOTICE

Reference is made to the special warrant indenture dated November 10, 2014 (the “Special Warrant Indenture”) between NIOCORP DEVELOPMENTS LTD. (the “Corporation”) and Computershare Trust Company of Canada (the “Special Warrant Agent”). Unless otherwise defined herein, words and terms with the initial letter or letters thereof capitalized will have the meanings given to such words and terms in the Special Warrant Indenture.

Pursuant to the terms of the Special Warrant Indenture, “Expiry Date” is defined as follows:

“Expiry Date” means the earlier of:

(i)	the third Business Day after the Qualification Date; and

(ii)	four (4) months and a day following the applicable Closing Date;

Pursuant to Section 3.9 of the Special Warrant Indenture, the Corporation hereby gives notice to the Special Warrant Agent of the issuance of Receipt and that the Expiry Date is___________________, 20_____ being [the third Business Day after the Qualification Date of __________ / or / four months and a day following the Closing Date].

DATED this ______ day of __________________, 20_____.

NIOCORP DEVELOPMENTS LTD.

By:

Authorized Signatory